                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      AMC ENTERTAINMENT INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                   [AMC LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                 August 8, 2001

TO THE STOCKHOLDERS OF
AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. will be held at the Town Center 20 Theatres, 11701 Nall Avenue, Leawood, Kansas 66211. The meeting will be held on September 13, 2001 at 11:00 a.m. local time and will be followed by an informal lunch and a movie. The Board of Directors cordially invites you to attend.

    I hope you will attend the meeting in person, but whether or not you expect to attend, please sign, date and return the enclosed proxy card now, so that your shares will be represented at the meeting. If you do attend the meeting, you will be entitled to vote in person.

                                             Very truly yours,

                                             /s/ Peter C. Brown

                                             Peter C. Brown
                                             Chairman of the Board

                                   [AMC LOGO]
                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                            ------------------------
                    Notice of Annual Meeting of Stockholders
                         To Be Held September 13, 2001
                            ------------------------

TO THE STOCKHOLDERS OF AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. (the "Company") will be held at the Town Center 20 Theatres, 11701 Nall Avenue, Leawood, Kansas 66211. The meeting will be held on Thursday, September 13, 2001 at 11:00 a.m. local time for the following purposes:

    1.  To elect a Board of Directors for the upcoming year;

    2. To consider and vote upon a proposal to amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock from 45,000,000 to 200,000,000;

    3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 28, 2002; and

    4.  To transact such other business as may properly come before the meeting.

    The close of business on August 3, 2001 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. A list of such stockholders will be available for review in the office of the Company's Secretary on the 21st Floor of the Power and Light Building, located at 106 West 14th Street, Kansas City, Missouri, after August 31, 2001.

                                          By order of the Board of Directors

                                                /s/ Nancy L. Gallagher

                                                  Nancy L. Gallagher
                                             Vice President and Secretary
Kansas City, Missouri
August 8, 2001

                             YOUR VOTE IS IMPORTANT

    If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

                                   [AMC LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                PROXY STATEMENT

MEETING INFORMATION, PROXIES, SOLICITATION AND VOTING:

    DATE AND PLACE OF MEETING. This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of AMC Entertainment Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Thursday, September 13, 2001 at the Town Center 20 Theatres, 11701 Nall Avenue, Leawood, Kansas 66211. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about August 8, 2001.

    RECORD DATE; OUTSTANDING SHARES. The Board of Directors of the Company has established August 3, 2001 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. At the close of business on the record date, the Company had outstanding 19,427,098 shares of Common Stock, 4,041,993 shares of Class B Stock, 93,242 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and 161,792 shares of Series B Exchangeable Preferred Stock ("Series B Preferred Stock").

    VOTES REQUIRED ON MATTERS TO BE CONSIDERED. The election of directors is determined by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect.

    The favorable vote of a majority (based on voting power) of the shares of outstanding Common Stock, Class B Stock and Series A Preferred Stock (on an as converted basis) entitled to notice of and to vote at the Annual Meeting, voting in person or by proxy as a single class, and, in addition, the favorable vote of a majority of outstanding shares of Common Stock, voting in person or by proxy as a separate class, are required to approve the proposal to amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation. A favorable vote of a majority (based on voting power) of the shares of Common Stock, Class B Stock and Series A Preferred Stock (on an as converted basis) entitled to notice of and to vote at the Annual Meeting, voting in person or by proxy as a single class, is required for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 28, 2002.

    Under Delaware law and the Company's bylaws, abstentions and broker non-votes are not counted in the calculation of the vote except that abstentions and broker non-votes will be counted and have the same effect as votes against the proposal to amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation. The Trustees of the 1992 Durwood, Inc. Voting Trust (the "Durwood Voting Trust"), the sole stockholder of the outstanding

Class B Stock, have advised the Company of their intention to vote in favor of the proposals to amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation and to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.

    PERSONS ENTITLED TO VOTE. Holders of Common Stock are entitled to vote as a class on the proposal to amend Article FOURTH of the Restated and Amended Certificate of Incorporation. Holders of Common Stock, holders of Class B Stock and certain investment entities (the "Sandler Funds") affiliated with Sandler Capital Management, which hold an aggregate of 5,520 shares of Series A Preferred Stock (representing 772,027 shares of Common Stock on an as converted basis) are also entitled to vote as a single class on the proposal to amend Article FOURTH and on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending March 28, 2002. On such matters, each outstanding share of Common Stock and "as converted" share of Series A Preferred Stock has one vote per share and each outstanding share of Class B Stock has ten votes per share. With respect to the election of directors, holders of Common Stock are entitled to elect two directors, voting as a class, holders of Class B Stock are entitled to elect three directors, voting as a class, and the Apollo Purchasers, as herein defined, that hold Series A Preferred Stock and Series B Preferred Stock, voting as a single class, are entitled to elect three directors, and in such election shares of Series A Preferred Stock and Series B Preferred Stock are each entitled to one vote.

    HOW PROXIES WILL BE VOTED. Properly executed and dated proxies which are received by the Company prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below, (ii) for the proposal to amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock, and
(iii) for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 28, 2002. A proxy may be revoked at any time by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting of Stockholders, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting of Stockholders by written ballot.

    OTHER BUSINESS; COSTS OF SOLICITATION. A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting (and any adjournments thereof) as to which the Company did not have notice prior to July 6, 2001. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to approve minutes of last year's Annual Meeting of Stockholders, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason. The cost of the solicitation of proxies will be paid by the Company.

    The Company has retained MacKenzie Partners, Inc. to provide proxy solicitation services in connection with the Annual Meeting. The Company will pay MacKenzie Partners, Inc. a base fee of $7,500 and reimburse its out-of-pocket expenses. Proxies also may be solicited by directors, executive officers or employees of the Company in person, by letter or by telephone or telegram. No additional compensation will be paid to those persons for such service.

                            1. ELECTION OF DIRECTORS

    Directors are elected annually, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The by-laws of the Company provide that the full Board of Directors consists of eight (8) members. It is anticipated that eight
(8) directors will be elected at the meeting. Three (3) of those directors are to be elected by the holders of Class B Stock, voting as a class, with each outstanding share having one vote per share, two (2) of those directors are to be elected by the holders of Common Stock, voting as a class, with each outstanding share having one vote per share, and three (3) of those directors are to be elected by the Apollo Purchasers holding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a class, with each outstanding share having one vote per share.

    It is intended that shares represented by the proxies will be voted in favor of the election of the nominees named below who are to be elected by the holders of Common Stock, unless otherwise directed by stockholders. Each nominee has consented to being named as a nominee and to serve if elected. In the event any nominee for director to be elected by the holders of Common Stock should decline or shall become unable to serve as a director for any reason, it is intended that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors.

NOMINEES FOR DIRECTORS

TO BE ELECTED BY HOLDERS OF CLASS B STOCK

    Mr. Peter C. Brown, 42, has served as a Director of the Company and AMC since November 12, 1992. Mr. Brown has served as Chairman of the Board and Chief Executive Officer of the Company since July 1999 and as President of the Company since January 1997. Mr. Brown served as Co-Chairman of the Board of the Company from May 1998 through July 1999. Mr. Brown served as Executive Vice President of the Company from August 1994 to January 1997. Mr. Brown also is Chairman of the Board, Chief Executive Officer and a Director of American Multi-Cinema, Inc. ("AMC"). In addition, Mr. Brown serves as Chairman of the Board of Trustees of Entertainment Properties Trust, a real estate investment trust, and serves on the Board of Directors of LabONE, Inc. Mr. Brown is also a member of the Board of Advisors for the University of Kansas School of Business. Mr. Brown is a graduate of the University of Kansas.

    Mr. Charles J. Egan, Jr., 68, has served as a Director of the Company since October 30, 1986. Mr. Egan is Vice President of Hallmark Cards, Incorporated, and was General Counsel of such company until December 31, 1996. Hallmark Cards, Incorporated is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan is a Trustee of the Durwood Voting Trust established under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997 (the "Durwood Voting Trust").
Mr. Egan also serves as a member of the Board of Trustees, Treasurer and Chairman of the Finance Committee of the Kansas City Art Institute and is Co-Chair of the Harvard College Fund. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. Charles S. Paul, 52, has served as a Director of the Company since December 2, 1999. Mr. Paul is Chairman of the Board of IFILM Corp., an online global film destination for film fans, filmmakers and industry professionals. Prior thereto, Mr. Paul was Chairman and Co-Founder of Sega GameWorks L.L.C.
Mr. Paul was an Executive Vice President and director of MCA, Inc. from 1989 through March 1996 and served as President of MCA Enterprises, a division of the company, from 1986 through March 1996. Mr. Paul also serves on the Board of Directors of National Golf Properties, Inc. Mr. Paul holds an undergraduate degree from Stanford University and is a graduate of the University of Santa Clara School of Law.

TO BE ELECTED BY HOLDERS OF COMMON STOCK

    Mr. Paul E. Vardeman, 71, has served as a Director of the Company since
June 14, 1983. Mr. Vardeman was a director, officer and shareholder of the law firm of Polsinelli, White, Vardeman & Shalton, P.C. (now Polsinelli, Shalton and Welte, P.C.), Kansas City, Missouri from 1982 until his retirement from such firm in November 1997. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

    Mr. W. Thomas Grant, II, 51, has served as a Director of the Company since November 14, 1996. Mr. Grant is Chairman of the Board, Chief Executive Officer, President and a Director of LabONE, Inc. LabONE, Inc. provides risk appraisal laboratory services for the insurance industry, clinical testing services for the healthcare industry and substance abuse testing services for employers.
Mr. Grant also serves on the Boards of Directors of Commerce Bancshares, Inc., Kansas City Power & Light Company, Business Men's Assurance Company of America and Response Oncology, Inc. Mr. Grant holds a B.A. degree from the University of Kansas and an M.B.A. degree from the Wharton School of Finance at the University of Pennsylvania.

TO BE ELECTED BY ELIGIBLE HOLDERS OF SERIES A AND SERIES B PREFERRED STOCK

    Mr. Leon D. Black, 49, has served as a Director of the Company since
April 19, 2001. Mr. Black is one of the founding principals of Apollo Advisors, L.P. which, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, private securities investment funds; Apollo Real Estate Advisors, L.P. which, together with its affiliates, acts as the managing general partner of the Apollo Real Estate Investment Funds, private real estate investment funds; and Lion Advisors, L.P., a financial advisor to, and representative of, institutional investors with respect to securities investments. Mr. Black also serves on the Boards of Directors of Wyndham International, Inc., Allied Waste Industries, Inc., Samsonite Corporation, Sequa Corporation, United Rentals, Inc. and Vail Resorts, Inc. Mr. Black also serves as a Trustee of The Museum of Modern Art, Mount Sinai-NYU Medical Center, Lincoln Center for the Performing Arts, the Metropolitan Museum of Art, Prep for Prep, The Asia Society and Vail Valley Foundation. Mr. Black holds a B.A. degree from Dartmouth College and an M.B.A. degree from Harvard University.

    Mr. Marc J. Rowan, 38, has served as a Director of the Company since
April 19, 2001. Mr. Rowan is one of the founding principals of Apollo Advisors, L.P. which, together with its affiliates, acts as the managing general partner of the Apollo Investment Funds, private securities investment funds; and Lion Advisors, L.P., a financial advisor to, and representative of, institutional investors with respect to securities investments. Mr. Rowan also serves on the Boards of Directors of Wyndham International, Inc., Samsonite Corporation, Vail Resorts, Inc., National Financial Partners, Inc., NRT Incorporated, Quality Distribution, Inc. and Rare Medium Group, Inc. Mr. Rowan also serves on the executive committee of the Youth Renewal Fund and is a member of the Board of Directors of National Jewish Outreach Program and the Undergraduate Executive Board of The Wharton School of Business. Mr. Rowan holds a B.S. degree and an M.B.A. degree from The Wharton School of Business at the University of Pennsylvania.

    Mr. Laurence M. Berg, 35, has served as a Director of the Company since April 19, 2001. Mr. Berg is a partner with Apollo Advisors, L.P. which, together with its affiliates, serves as managing general partner of the Apollo Investment Funds. Mr. Berg also serves on the Boards of Directors of Sylvan Learning Systems, Inc., Berlitz
International, Inc., Resolution Performance Products and Rent-A-Center, Inc.
Mr. Berg also serves on the Development Committee of the Fulfillment Fund.
Mr. Berg holds a B.S. degree from The Wharton School of Business at the University of Pennsylvania and an M.B.A. degree from Harvard University.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PAUL E. VARDEMAN AND
W. THOMAS GRANT, II AS DIRECTORS OF THE COMPANY.

DIRECTORS' MEETINGS AND COMMITTEES

    The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The Company's last full fiscal year began on March 31, 2000 and ended on March 29, 2001 ("fiscal 2001").

    The Board of Directors of the Company held five meetings and acted by unanimous written consent to action two times in fiscal 2001. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of board committees on which they served.

    The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.

    AUDIT COMMITTEE. The principal purpose of the Audit Committee is to review the process involved in the preparation of the Company's annual audited financial statements. The Audit Committee (i) recommends to the Board of Directors the firm of independent public accountants to serve as Independent Auditor; (ii) meets with the Independent Auditor and management to review matters relating to financial reporting and accounting procedures and policies, the adequacy of internal controls and the scope of the audit performed by the Independent Auditor; (iii) reviews the results of the audit; and (iv) submits any recommendations it may have from time to time to the Board of Directors with respect to financial reporting and accounting procedures and policies, internal controls and other matters that may come to its attention. The Audit Committee is also charged with the responsibility of reviewing material transactions with related parties and with certain responsibilities under the Company's Compliance Plan. The Audit Committee consists of Messrs. Charles J. Egan, Jr. (Chairman of the Audit Committee), W. Thomas Grant, II, Charles S. Paul and Marc J. Rowan (appointed to the Audit Committee on April 19, 2001). The Audit Committee held three meetings during fiscal 2001.

    COMPENSATION COMMITTEE. The principal responsibilities of the Compensation Committee are to (i) review and recommend periodically the compensation to be paid to the Executive Officers of the Company and its subsidiaries, including the amount and timing of bonus payments and other incentive compensation awards, and (ii) oversee the preparation of the reports and other information required to be disclosed in connection with any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 with respect to the compensation of Executive Officers. In addition, the Compensation Committee oversees the Company's 1983 and 1984 Stock Option Plans, which have expired except with respect to rights under outstanding awards. The Compensation Committee also
(i) administers existing employee benefit plans and programs, (ii) periodically reviews, and if needed, recommends amendments to such plans and programs and
(iii) oversees the development of new plans and programs. The Compensation Committee consists of Messrs. Charles J. Egan, Jr. (Chairman of the Compensation Committee), Paul E. Vardeman and Marc J. Rowan (appointed to the Audit Committee on April 19, 2001). Mr. W. Thomas Grant, II resigned from the Compensation Committee effective May 22, 2000. The Compensation Committee held two meetings during fiscal 2001.

    NOMINATING COMMITTEE. The principal responsibility of the Nominating Committee is to nominate candidates and incumbents for election by the holders of the Company's Common Stock voting separately as a class. The Nominating Committee was formed by the Board of Directors with the intention that the selection of nominees for election by the holders of the Company's Common Stock would be made with input from the other directors of the Company, including
(i) those directors elected by controlled affiliates of Apollo, as herein defined (See "Election of Directors--Security Ownership of Beneficial Owners") (the "Apollo Directors"), and (ii) those directors elected by the holders of the Company's Class B Stock ("Class B Directors"). Under the Nominating Committee charter, which may be amended with the approval of 75% of the directors constituting the full Board of Directors, (i) at least one member of the Nominating Committee must be an Apollo Director and at least one member must be a Class B Director, (ii) all candidates recommended must be approved unanimously by the Nominating Committee, and (iii) if members of the Nominating Committee are unable to agree on the candidates, one nominee is to be recommended to the Board of Directors for nomination by the Apollo Director on the Nominating Committee and one is to be recommended to the Board of Directors for nomination by the Class B Director on the Nominating Committee.

    The Nominating Committee will consider the nomination by any holder of Common Stock of a candidate for election as a director of the Company. Nominees must satisfy the requirements of an "Independent Director" as defined in Regulation 14A of the Securities Exchange Act of 1934, as amended, and may not be or have been an officer or employee of any of the Company, Apollo, the Apollo Purchasers or any of their affiliates or any entity which derived substantial revenues from any such person. Further, nominees may have no relationship or affiliation or compensation, consulting or contracting arrangement with the Company, Apollo, the Apollo Purchasers, the Trustees of the Durwood Voting Trust, the Stanley H. Durwood Foundation or any other entity that a reasonable person could regard as likely to be unduly influenced by any such persons. Recommendations for nominees to be considered at the Annual Meeting of Stockholders to be held in 2002 should be submitted to the Nominating Committee, in care of the Secretary of the Company, by no later than June 8, 2002. Recommendations must include a resume of the person recommended and his or her consent to serve as a director if nominated and elected.

    The Nominating Committee was established on April 19, 2001 (thus, the Nominating Committee did not meet in fiscal 2001) and consists of Messrs. Peter
C. Brown and Marc J. Rowan.

COMPENSATION OF DIRECTORS

    Effective December 2, 1999, each non-employee director receives $65,000 annually for service on the Board of Directors and, in addition, $1,500 for each Board meeting and $1,000 for each Board committee meeting which they attend.

    Pursuant to the Company's 1999 Stock Option Plan for Outside Directors (the "1999 Directors Option Plan"), the non-employee directors are permitted to elect to receive up to all of their $65,000 annual fee in the form of stock options. The number of options which may be received is determined by dividing the amount of the fee taken in the form of options by 30% of the fair market value of the Company's Common Stock on the effective date of the grant, which is the first business day after the Annual Meeting of Stockholders. Under the 1999 Directors Option Plan, each non-employee director also receives a one time grant of options whose value (estimated under the 1999 Directors Option Plan for this purpose at 30% of the fair market value of the Company's Common Stock) is $14,000. Options generally become exercisable one year after grant and terminate ten years after grant. However, exercisability is accelerated upon the occurrence of a change of control of the Company, as defined in the 1999 Directors Option Plan, or such director's death, disability or retirement from service as a director upon or after reaching age 70, and options will terminate prior to the tenth anniversary of the date of grant within specified periods following termination of service as a director. Directors may elect to pay any required withholding taxes in connection with the exercise of an option by having the Company withhold shares otherwise issuable upon exercise. The maximum number of shares issuable under the 1999 Directors Option Plan is 200,000 and no director may receive more than 50,000 shares under the 1999 Directors Option Plan.

    For the fiscal year ended March 29, 2001, the non-employee directors received the following for their service as directors under the Company's compensation arrangements for non-employee directors: Mr. Charles J. Egan, Jr., $78,500; 0 options; Mr. W. Thomas Grant, II, $60,607; 23,660 options; Mr. Paul
E. Vardeman, $64,000; 14,010 options; and Charles S. Paul, $58,607; 23,660 options.

EXECUTIVE OFFICERS

    The Company's and its subsidiaries' Executive Officers are as follows:

NAME                    AGE(1)  POSITIONS
----                    ------  ---------
Peter C. Brown(2)         42    Chairman of the Board, Chief Executive Officer and
                                Director (the Company and AMC*); President (the
                                Company)
Philip M. Singleton       54    Executive Vice President (the Company); President,
                                Chief Operating Officer and Director (AMC)
Craig R. Ramsey           49    Senior Vice President, Finance, Chief Financial
                                Officer and Chief Accounting Officer (the Company and
                                AMC); Director (AMC)
John D. McDonald          44    Executive Vice President, North American Operations
                                (AMC)
Richard M. Fay            51    President (AMC Film Marketing, a division of AMC)
Richard T. Walsh          47    Executive Vice President, Film Operations (AMC Film
                                Marketing)
James V. Beynon           53    Senior Vice President and Treasurer (the Company and
                                AMC)
Mark A. McDonald          42    Executive Vice President, International Operations
                                (AMC Entertainment International, Inc.)

-------------------

    *American Multi-Cinema, Inc. ("AMC") is a wholly owned subsidiary of the Company whose primary business is theatrical exhibition.

    (1)As of July 16, 2001.

    (2)For biographical information on this Executive Officer, see "Directors and Nominees for Directors."

    All current Executive Officers of the Company and its subsidiaries hold such offices at the pleasure of the Company's Board of Directors, subject to rights under their respective employment agreements. There are no family relationships between any Executive Officers except that Messrs. John D. McDonald and Mark A. McDonald are brothers.

    Mr. Philip M. Singleton was elected President of AMC on January 10, 1997 and has served as Chief Operating Officer of AMC since November 14, 1991.
Mr. Singleton has served as Executive Vice President of the Company since
August 3, 1994. Mr. Singleton has served as a Director of AMC since
November 12, 1992.

    Mr. Craig R. Ramsey has served as Chief Financial Officer of the Company and AMC since January 24, 2000 and as Senior Vice President, Finance of the Company and AMC since August 20, 1998. Mr. Ramsey was elected Chief Accounting Officer of the Company and AMC effective October 15, 1999. Prior thereto, Mr. Ramsey served as Vice President, Finance from January 17, 1997 and as Director of Information Systems and Director of Financial Reporting since joining AMC on February 1, 1995.

    Mr. John D. McDonald has served as Executive Vice President, North American Operations of AMC since October 1, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, corporate operations from November 9, 1995 until his promotion to Executive Vice President on October 1, 1998.

    Mr. Richard M. Fay has served as President, AMC Film Marketing, a division of AMC, since September 8, 1995.

    Mr. Richard T. Walsh has served as Executive Vice President, Film Operations, AMC Film Marketing, a division of AMC, since September 29, 1999. Prior thereto, Mr. Walsh served as Senior Vice President in charge of operations for the West Division of AMC from July 1, 1994.

    Mr. James V. Beynon has served as Senior Vice President of the Company and AMC since September 29, 1999. Prior thereto, Mr. Beynon served as Vice President of the Company and AMC from September 19, 1994. Mr. Beynon has served as Treasurer of the Company and AMC since September 19, 1994.

    Mr. Mark A. McDonald has served as Executive Vice President, International Operations of AMC Entertainment International, Inc., a subsidiary of the Company, since December 7, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, Asia Operations from November 9, 1995 until his appointment as Executive Vice President in December 1998.

COMPENSATION OF MANAGEMENT

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (determined as of the end of the last fiscal year and hereafter referred to collectively as the "Named Executive Officers") for the last three fiscal years ended March 29, 2001, March 30, 2000 and April 1, 1999, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM(2)
                                                               ANNUAL COMPENSATION           COMPENSATION AWARDS
                                                         -------------------------------   -----------------------
                                                                                 OTHER                  SECURITIES      ALL
                                                                                ANNUAL     RESTRICTED   UNDERLYING     OTHER
NAME AND                                       FISCAL                           COMPEN-      STOCK       OPTIONS/     COMPEN-
PRINCIPAL POSITION                              YEAR      SALARY     BONUS     SATION(1)     AWARDS        SARS      SATION(3)
------------------                            --------   --------   --------   ---------   ----------   ----------   ---------
Peter C. Brown                                  2001     $507,937   $454,230      N/A         --           --         $7,875
Chairman of the Board,                          2000      471,244    112,455      N/A         --           --          9,462
Chief Executive Officer                         1999      409,241      --         N/A         --         125,000       5,334
and President

Philip M. Singleton                             2001      375,186    267,800      N/A         --           --          7,875
Chief Operating Officer                         2000      375,145     66,300      N/A         --           --          7,789
                                                1999      383,702      --         N/A         --         100,000       5,317

Richard M. Fay                                  2001      289,285    132,750      N/A         --           --          7,875
President - AMC Film                            2000      285,473     31,875      N/A         --          42,750       8,550
Marketing                                       1999      298,075      --         N/A         --           --          4,503

Richard T. Walsh                                2001      289,756    132,750      N/A         --           --          8,204
Executive Vice President,                       2000      270,089     31,875      N/A         --          15,500       8,058
Film Operations, AMC                            1999      238,666      --         N/A         --           --          4,639
Film Marketing

John D. McDonald                                2001      240,426    169,950      N/A         --           --          7,200
Executive Vice President,                       2000      256,308     42,075      N/A         --          50,500       7,685
North American Operations                       1999      217,695      --         N/A         --           --          8,308

-------------------

    (1)For the years presented, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

    (2)On April 17, 2001, the Company made restricted stock awards under the 1999 Stock Option and Incentive Plan to the Named Executive Officers with respect to that number of shares and having a value (based on the market value of the shares of stock covered by the awards on the date of grant) as of the award date, as follows: Mr. Peter C. Brown - 30,000 shares ($209,400);
Mr. Philip M. Singleton - 15,760 shares ($110,005); Mr. Richard M. Fay - 3,580 shares ($24,988); Mr. Richard T. Walsh - 3,580 shares ($24,988); and Mr. John D. McDonald - 6,450 shares ($45,021). Additionally, on April 17, 2001, the Company granted options under the 1999 Stock Option and Incentive Plan as follows:
Mr. Peter C. Brown - 106,990 shares; Mr. Philip M. Singleton - 42,980 shares; Mr. Richard M. Fay - 7,160 shares; Mr. Richard T. Walsh - 7,160 shares; and
Mr. John D. McDonald - 14,330 shares. One half of these restricted stock awards and non-qualified stock options vest one year from date of grant with the balance vesting two years from date of grant, subject to, with certain exceptions such as death or disability, continued employment with the Company. Pursuant to their employment agreements with the Company, under certain circumstances Messrs. Brown and Singleton will receive cash payments equal to the value of their respective vested and unvested stock options. See "Employment Contracts, Termination of Employment and Change of Control Arrangements." The exercise price of the options is $6.98 per share.

    (3)For fiscal 2001, 2000 and 1999, All Other Compensation is comprised of AMC's contributions under AMC's 401(k) Savings Plan and Non-Qualified Deferred Compensation Plan, both of which are defined contribution plans.

    OPTION GRANTS

    There were no grants of stock options made during the last fiscal year to the Named Executive Officers.

    OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of March 29, 2001. (No options were exercised by any Named Executive Officer during the last fiscal year.)

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS/SARS              IN-THE-MONEY OPTIONS/
                             SHARES                          AT FY-END                 SARS AT FY-END(1)
                            ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                       ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Peter C. Brown...........     --         $  --         284,000        --            $ --           $--
Philip M. Singleton......     --            --         233,600        --              --            --
Richard M. Fay...........     --            --          45,000        --              --            --
Richard T. Walsh.........     --            --          45,000        --              --            --
John D. McDonald.........     --            --          55,000        --              --            --

-------------------

    (1)Values for "in-the-money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the value of the Company's Common Stock as of March 29, 2001. There were no "in-the-money" options outstanding as of March 29, 2001.

    DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code (the "Code"), and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993), the old limit, to $170,000 (in 2001).

    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the Supplemental Executive Retirement Plan, assuming retirement in calendar 2001 at age 65, payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the old limit would have been increased to $285,000 in 2001.

          HIGHEST CONSECUTIVE                          YEARS OF CREDITED SERVICE
           FIVE YEAR AVERAGE              ----------------------------------------------------
          ANNUAL COMPENSATION                15         20         25         30         35
          -------------------             --------   --------   --------   --------   --------
$125,000................................  $17,434    $23,245    $29,056    $34,868    $40,679
 150,000................................   21,184     28,245     35,306     42,368     49,429
 175,000................................   24,834     33,245     41,556     49,868     58,179
 200,000................................   28,684     38,245     47,806     57,368     66,929
 225,000................................   32,434     43,245     54,056     64,868     76,679
 250,000................................   36,184     48,245     60,306     72,368     84,429
 270,000................................   39,184     52,245     65,306     78,388     91,429
 275,000................................   39,934     53,245     66,556     79,868     93,179
 285,000................................   41,434     55,245     69,056     82,868     96,679

    As of March 29, 2001, the years of credited service under the Retirement Plan for each of the Named Executive Officers were: Mr. Peter C. Brown, ten years; Mr. Philip M. Singleton, 27 years; Mr. Richard M. Fay, five years; Mr. Richard T. Walsh, 26 years; and Mr. John D. McDonald, 26 years.

    AMC has established a Retirement Enhancement Plan (the "REP") for the benefit of officers who from time to time may be designated as eligible participants therein by the Board of Directors. The REP is a non-qualified deferred compensation plan designed to provide an unfunded retirement benefit to an eligible participant in an amount equal to (i) sixty percent (60%) of his or her average compensation (including paid and deferred incentive compensation) during the last three full years of employment, less (ii) the sum of (A) such participant's benefits under the Retirement Plan and Social Security, and
(B) the amount of a straight life annuity commencing at the participant's normal retirement date attributable to AMC's contributions under the Supplemental Executive Retirement Plan, the 401(k) Savings Plan, the Non-Qualified Deferred Compensation Plan and the Executive Savings Plan. The base amount in clause (i) will be reduced on a pro rata basis if the participant completes fewer than twenty-five (25) years of service. The REP benefit vests upon the participant's attainment of age 55 or completion of fifteen (15) years of service, whichever is later, and may commence to a vested participant retiring on or after age 55 (who has participated in the plan for at least 5 years) on an actuarially reduced basis (6 2/3% for each of the first five years by which commencement precedes age 65 and an additional 3 1/3% for each year by which commencement precedes age 60). Benefits commence at a participant's normal retirement date (i.e., the later of age 65 or the participant's completion of five years of service with AMC) whether or not the participant continues to be employed by AMC. The accrued benefit payable upon total and permanent disability is not reduced by reason of early commencement. Participants become fully vested in their rights under the REP if their employment is terminated without cause or as a result of a change of control, as defined in the REP. No death, disability or retirement benefit is payable prior to a participant's early retirement date or prior to the date any severance payments to which the participant is entitled cease.

    Mr. Peter C. Brown and Mr. Philip M. Singleton have been designated as eligible to participate in the REP. The estimated monthly amounts that Mr. Brown and Mr. Singleton will be eligible to receive under the REP at age 65 are $64,000 and $19,000, respectively; such amounts are based on certain assumptions respecting their future compensation amounts and the amounts of AMC contributions under other plans. Actual amounts received by such individuals under the REP may be different than those estimated.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    Messrs. Peter C. Brown, Philip M. Singleton, Richard M. Fay, Richard T. Walsh and John D. McDonald have entered into employment agreements with the Company, each with a term commencing as of July 1, 2001. The employment agreements provide for annual base salaries of no less than the following amounts: Mr. Brown - $625,000; Mr. Singleton - $425,000; Mr. Fay - $300,000;
Mr. Walsh - $300,000; and Mr. McDonald - $275,000. The employment agreements also provide for discretionary bonuses, an automobile allowance, reimbursement of reasonable travel and entertainment expenses and other benefits offered from time to time to other Executive Officers. The employment agreement of Mr. Brown has a term of five years, that of Mr. Singleton has a term of three years and those of Mr. Fay, Mr. Walsh and Mr. McDonald have terms of two years. On the anniversary date of each employment agreement, one year shall be added to its term, so that each employment agreement shall always have a five year, three year or two year term, as the case may be, as of each anniversary date. Each employment agreement terminates generally without severance if such employee is terminated for cause or upon such employee's resignation, each as defined in his employment agreement. The Company will pay the employee a pro rata portion of the bonus he would otherwise be eligible to receive upon termination by reason of employee's retirement. If any of Messrs. Fay, Walsh or McDonald dies or is terminated without cause or following his disability or terminates his agreement subsequent to specified changes in his responsibilities, annual base salary or benefits following a change of control, each as defined in the agreement, he will be entitled to receive a lump sum cash payment equal to two years annual base salary. If either Mr. Brown or Mr. Singleton dies or is terminated without cause or following his disability or terminates his agreement for good reason or following a change of control, each as defined in the agreement, he will be entitled to receive (i) a lump sum cash payment equal to such employee's then annual base salary for the remainder of the term of the agreement plus the bonus such employee would be entitled to receive as if the target level had been obtained multiplied by the number of years remaining in the term of the employment agreement and (ii) a cash payment equal to the difference between (a) the value of all vested and unvested stock options granted by the Company to employee which have an exercise price per share less than the closing price per share of the Company's Common Stock on the date of termination and (b) the exercise price of such options. In addition, the Company will redeem shares of the Company's Common Stock previously purchased by Mr. Brown or Mr. Singleton with the proceeds of a loan from the Company. (Mr. Brown financed a purchase of 375,000 shares of the Company's Common Stock with such a loan and Mr. Singleton financed the purchase of 250,000 shares of the Company's Common Stock with such a loan.) In such event, if the employee's obligations under the note to the Company exceed the value of the stock which he acquired with the note proceeds, the Company will forgive a portion of such excess in an amount based upon a formula set forth in the employment agreement and also pay employee an amount equal to all taxes imposed on employee as a result of the note forgiveness. Furthermore, the Compensation Committee has the discretion to permit the employee or his estate to retain all shares of the Company's Common Stock purchased with the proceeds of the note. The amounts payable to the Named Executive Officers under these employment agreements, assuming termination by reason of a change of control as July 16, 2001 were as follows: Mr. Brown - $5,330,000; Mr. Singleton - $2,055,000, Mr. Fay - $600,000, Mr. Walsh - $600,000
and Mr. McDonald - $550,000. The values of outstanding employee stock options that would be payable to the Named Executive Officers under these employment agreements, assuming termination by reason of a change of control as of July 16, 2001, were as follows: Mr. Brown - $1,303,726 and Mr. Singleton - $791,843. The amount of note proceeds and interest that would be forgiven by the Company assuming termination by reason of a change of control as of July 16, 2001, together with payments by the Company equal to the estimated amount of taxes which would have been incurred by the employee as a result of the forgiveness, were as follows: Mr. Brown - $2,308,104 and Mr. Singleton - $156,426.

    As permitted by the 1994 and 1999 Stock Option and Incentive Plans, stock options granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change of control events, whether such termination is voluntary or involuntary, or with or without cause. In addition, the Compensation Committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change of control.

    AMC maintains a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two weeks' basic pay or one weeks' basic pay multiplied by the employee's full years of service up to no more than twelve weeks' basic pay. There is no severance pay for a voluntary termination, unless up to two weeks' pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two weeks' severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of independent non-employee directors. The Committee is responsible for developing the executive compensation strategy of the Company and its subsidiaries. In carrying out its responsibilities, the Committee, among other things, reviews the policies of comparable companies and consults with an independent compensation consulting firm.

    The Committee utilized the compensation programs described below for the fiscal year ended March 29, 2001. The annual base salaries discussed below are those established at the beginning of fiscal 2001, i.e., in the spring of 2000. The annual incentive cash bonus pertains to performance for fiscal 2001; payments, if any, are paid early in the next fiscal year, in this case, in the spring of 2001. The long term incentives pertain to grants and awards made under the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan (the "1999 Incentive Plan") for fiscal 2001.

    COMPENSATION POLICY. The Company's executive compensation policy has four overall objectives:

    - to align the interests of Executive Officers with those of the Company and its stockholders;

    - to link compensation to the performance of the Company as well as to the individual contribution of each Executive Officer;

    - to maintain total direct compensation (salary plus annual incentive plus equity based compensation), when performance is at target levels, at rates that are at the third quartile of the total direct compensation market for comparable companies. Because of the relatively small number of comparable motion picture exhibition companies, this comparison has included companies engaged in other businesses; and

    - to compensate executives at a level which is competitive in the marketplace so that the Company can continue to attract, motivate and retain executives with outstanding abilities.

    ANNUAL BASE SALARY. Annual base salaries for the Company's Executive Officers are determined with reference to a "position rate" for each of the Executive Officers. The position rate is determined by evaluating the responsibilities of the position and comparing it with that of similar positions in comparable companies as well as companies generally.

    The fiscal 2001 annual base salaries for the Company's Executive Officers were reviewed and approved by the Committee. For fiscal 2001, the Committee approved no increases in annual base salary for the Company's Executive Officers.

    ANNUAL INCENTIVE CASH BONUS. Under the Executive Incentive Program (the "EIP"), eligible employees, including Executive Officers, are rewarded with annual incentive cash bonuses if certain performance criteria are met and/or exceeded. For fiscal 2001, the Committee determined that the performance criteria for the annual incentive cash bonus for Executive Officers would be based upon achievement of an Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) target. The Company exceeded its Adjusted EBITDA target in fiscal 2001 and paid annual incentive cash bonuses based on a formula to Executive Officers early in fiscal 2002. The annual incentive cash bonuses paid to the Named Executive Officers for fiscal 2001 are detailed in the Summary Compensation Table.

    LONG TERM INCENTIVES. The AMC Entertainment Inc. 1999 Stock Option and Incentive Plan (the "1999 Incentive Plan") was approved by the Company's stockholders on December 2, 1999. The Committee determined in May 2000 that if the Company's Adjusted EBITDA target was met, long term incentives would be awarded to senior members of theatre management and above in the organization. The Company exceeded its target for fiscal 2001 and thus, granted to its Executive Officers and certain other associates long term incentives in the form of (i) non-qualified stock options and (ii) restricted stock awards. One half of these non-qualified stock options vest one year from date of grant with the balance vesting two years from date of grant, subject (with certain exceptions such as death or disability) to continued employment with the Company. One half of these restricted stock awards are paid to the recipient one year from the date of the grant with the balance paid two years from the date of the grant, also subject to continued employment with the Company. The option grants and restricted stock awards for the Named Executive Officers for fiscal 2001 performance are detailed in footnote (2) to the Summary Compensation Table.

    CEO COMPENSATION. Mr. Peter C. Brown's fiscal 2001 annual base salary was reviewed by the Committee and, as discussed above, the Committee did not grant increases in annual base salary at the beginning of fiscal 2001. Mr. Brown received an annual incentive cash bonus of $454,230 early in fiscal 2002 based on the Company exceeding the established target of Adjusted EBITDA for fiscal 2001. Mr. Brown is a participant in the Company's Retirement Enhancement Program (the "REP") but receives no current cash compensation from this program. See "Defined Benefit Retirement and Supplemental Executive Retirement Plans."
Mr. Brown received options to purchase 106,990 shares of the Company's Common Stock and restricted stock awards covering 30,000 shares of the Company's Common Stock, also based on the Company exceeding the performance criteria for fiscal 2001 established by the Committee.

    IMPACT OF INTERNAL REVENUE CODE SECTION 162(M). Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), publicly held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year, unless such compensation is "performance based." Although the Committee has attempted to design the Company's executive compensation programs so that compensation received pursuant to the compensation programs will be deductible under Section 162(m) of the Code, in certain circumstances it may not be possible or practicable or in the Company's best interests to so qualify compensation programs. In any event, the Committee anticipates that, in most instances, treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's non-performance based compensation will exceed $1,000,000 in any one year.

                                          COMPENSATION COMMITTEE
                                          Charles J. Egan, Jr.
                                          Paul E. Vardeman
                                          Marc J. Rowan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Charles J. Egan, Jr. is a member of the Compensation Committee.
Mr. Egan is a Trustee of the Durwood Voting Trust, which has the power to vote all shares of the Company's Class B Stock. Mr. Egan also is a Trustee of the Revocable Trust established under that certain Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended and restated as of May 12, 1999 (the "Revocable Trust"), and is the Trustee of the Pamela Yax Durwood Marital Trust created pursuant to the above Revocable Trust Agreement (the "Marital Trust"). The Revocable Trust and the Marital Trust are the beneficial owners of all shares of the Company's Class B Stock.

    Mr. Peter C. Brown, Chairman of the Board, Chief Executive Officer, President and a Director of the Company, serves as a director of LabONE, Inc. Mr. W. Thomas Grant, II, an Executive Officer of LabONE, Inc., served on the Compensation Committee of the Company until May 22, 2000.

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and (ii) a peer group of companies primarily engaged in the motion picture exhibition industry, for the period of five fiscal years commencing March 28, 1996 and ending March 29, 2001. The comparison assumes $100 was invested on March 28, 1996 in the Company's Common Stock and in each of the foregoing indices, and further assumes the reinvestment of dividends. The peer group companies include Carmike Cinemas, Inc., Cineplex Odeon Corporation, Loews Cineplex Entertainment Corporation, GC Companies, Inc., and Regal Cinemas, Inc.

    Set forth below are three lines as follows: (i) the Company's Common Stock performance for the past five fiscal years; (ii) the Standard and Poor's Corporation Composite 500 Index performance for the past five fiscal years; and
(iii) the "peer group" performance for the past five fiscal years.

    The peer group is further described as follows:

    a. Carmike Cinemas, Inc. from March 28, 1996 through March 29, 2001. Carmike Cinemas, Inc. filed for Chapter 11 bankruptcy protection on August 8, 2000. Its common stock continued to trade on the New York Stock Exchange ("NYSE") until January 12, 2001 (NYSE suspended trading prior to the opening on January 12, 2001). Carmike Cinemas, Inc. common stock began trading on the NASD's over-the-counter Bulletin Board ("OTCBB") on January 18, 2001 under the symbol "ckecq.ob".

    b. GC Companies, Inc. from March 28, 1996 through March 29, 2001. GC Companies, Inc. filed for Chapter 11 bankruptcy protection on October 11, 2000. Its common stock continued to trade on the NYSE until June 12, 2001.

    c. Cineplex Odeon Corporation from March 28, 1996 through May 14, 1998, at which time it combined with LTM Holdings, Inc. On the date of the combination, outstanding shares of Cineplex Odeon Corporation were exchanged for shares of Loews Cineplex Entertainment Corporation. Loews Cineplex Entertainment Corporation began trading publicly on May 15, 1998 and is included in the peer group performance from May 15, 1998 through March 29, 2001. Loews Cineplex Entertainment Corporation filed for Chapter 11 bankruptcy protection on February 15, 2001 and its common stock was delisted from the NYSE subsequent to the Chapter 11 filing. After such date, its stock has continued to trade on the Toronto Stock Exchange and on the OTCBB under the symbol "lcpfq.ob".

    d. Regal Cinemas, Inc.'s performance is included in the peer group from March 28, 1996 through May 27, 1998. Regal Cinemas, Inc. completed a merger on May 27, 1998 with an affiliate of Kohlberg Kravis Roberts & Co. L.P. and an affiliate of Hicks, Muse, Tate & Furst Incorporated, with Regal Cinemas, Inc. as the surviving corporation. This merger resulted in a recapitalization in which existing shareholders of Regal Cinemas, Inc. received cash for their shares of common stock. Thus, Regal Cinemas, Inc.'s common stock was not publicly traded after May 27, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      1996  1997  1998  1999  2000  2001
AMC    100    82    98    62    21    26
S&P    100   118   180   211   246   192
PEER   100   111   128    82    40     2

AUDIT COMMITTEE CHARTER

    During 2000, the Board of Directors of the Company adopted a new, written Audit Committee Charter, a copy of which Charter is attached hereto as Appendix A to the Proxy Statement. The Board of Directors has determined that each Audit Committee member is "independent" as that term is defined in
Section 121(A) of the American Stock Exchange's Listing Standards.

    THE INFORMATION IN OR REFERRED TO IN THE FOREGOING PARAGRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended March 29, 2001; has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as modified or supplemented; has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and has discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 29, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Charles J. Egan, Jr.
                                          W. Thomas Grant, II
                                          Charles S. Paul
                                          Marc J. Rowan

    THE INFORMATION IN THE FOREGOING PARAGRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

    The aggregate fees billed the Company by its principal accountant, PricewaterhouseCoopers LLP, for the fiscal year ended March 29, 2001 for
(i) professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's reports on Form 10-Q during such fiscal year, (ii) financial information systems design and implementation as described in paragraph (c)(4)(ii)of Rule 2-01 of Regulation S-X during such year, and
(iii) for all other services were as set forth in the following table. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

TYPE OF FEE                                                 AMOUNT
-----------                                               -----------
Audit Fees                                                $   201,521
Financial Information Systems Design and
 Implementation Fees                                                0
All Other Fees                                              1,167,180
                                                          -----------
      Total                                               $ 1,368,701
                                                          ===========

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    The following table sets forth certain information as of July 16, 2001 (except as noted) with respect to principal owners of each class of the Company's voting securities:

                                                                NUMBER OF SHARES    PERCENT OF
TITLE OF CLASS           BENEFICIAL OWNER                      BENEFICIALLY OWNED     CLASS
--------------           ----------------                      ------------------   ----------
Class B Stock            Raymond F. Beagle, Jr.                     4,041,993(1)         100%
                         2345 Grand Blvd.
                         Kansas City, MO 64108
                         Charles J. Egan, Jr.                       4,041,993(1)         100%
                         106 West 14th Street
                         Kansas City, MO 64105
Series A Preferred       "Apollo Group"                                87,722(2)        94.1%
 Stock                   Apollo Investment Fund IV, L.P.
                         Apollo Overseas Partners IV, L.P.
                         Apollo Advisors IV, L.P.
                         Apollo Management IV, L.P.
                         c/o Apollo Advisors IV, L.P.
                         Two Manhattanville Road
                         Purchase, NY 10577;

                           Apollo Investment Fund V, L.P.
                           Apollo Overseas Partners V, L.P.
                           Apollo Advisors V, L.P.
                           Apollo Management V, L.P.
                           c/o Apollo Advisors V, L.P
                           Two Manhattanville Road
                           Purchase, NY 10577;
                           and
                           AP Entertainment LLC
                           c/o Apollo Management V, L.P.
                           Two Manhattanville Road
                           Purchase, N. Y. 10577

                         Sandler Capital Management                     5,520(3)         5.9%
                         767 Fifth Avenue
                         New York, New York 10153

                                                                NUMBER OF SHARES    PERCENT OF
TITLE OF CLASS           BENEFICIAL OWNER                      BENEFICIALLY OWNED     CLASS
--------------           ----------------                      ------------------   ----------
Series B                 "Apollo Group"                               152,312(2)        94.1%
 Preferred Stock         (see above)

                         Sandler Capital Management                     9,480(3)         5.9%
                         (see above)
Common Stock             Ronald B. Ferrin                           1,822,600(4)         9.4%
                         and Group
                         2215 York Road, Suite 209
                         Oak Brook, IL 60523

                         Sandler Capital Management                 2,596,464(5)        12.9%
                         (see above)

                         Harvey Sandler                             1,604,437(6)         8.3%
                         Sandler Enterprises
                         1555 North Park Drive, Suite 101
                         Weston, Florida 33326

                         Michael J. Marocco                         1,489,437(7)         7.7%
                         767 Fifth Avenue
                         New York, New York 10153

                         John Kornreich                             1,474,437(8)         7.6%
                         767 Fifth Avenue
                         New York, New York 10153

                         Syufy Century Corporation                  1,407,000(9)         7.2%
                         150 Pelican Way
                         San Rafael, CA 94901

                         Raymond F. Beagle, Jr.                     4,042,143(10)       17.2%(10)
                         (see above)

                         Charles J. Egan, Jr.                       4,042,143(10)       17.2%(10)
                         (see above)

                         Apollo Group                              12,268,811(11)       38.7%(11)
                         (see above)

-------------------

    (1)The Company's Class B Stock is held of record by the Durwood Voting Trust established under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997. Beneficial interests in the Durwood Voting Trust are held by a revocable trust established under a Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended and restated as of May 12, 1999 (the "Revocable Trust") and by the Pamela Yax Durwood Marital Trust created pursuant to the above described Revocable Trust Agreement (the "Marital Trust"). The Trustees of the Durwood Voting Trust and of the Revocable Trust are Mr. Raymond F. Beagle, Jr., the Company's general counsel, and Mr. Charles J. Egan, Jr., a Director of the Company. The Trustee of the Marital Trust is Mr. Charles

J. Egan, Jr. As Trustees, Messrs. Beagle and Egan share voting and investment power over all outstanding shares of Class B Stock and may be deemed to beneficially own all of such shares. (Although Mr. Egan is the sole trustee of the Marital Trust, Mr. Beagle shares the power to dispose of the shares in which the Marital Trust has a beneficial interest because under the terms of the Voting Trust, the Voting Trust trustees must approve any transfer of shares held in the Voting Trust). Each of Messrs. Beagle and Egan disclaims beneficial ownership of any of such shares attributable to him solely by reason of his position as Trustee. Under the terms of the Durwood Voting Trust, the Trustees (or their successors and any additional trustees whom they might appoint) have all voting powers with respect to shares held therein, and exercise such rights by majority vote. Unless otherwise terminated or extended in accordance with its terms, the Durwood Voting Trust will terminate in 2030.

    The 4,041,993 shares of the Company's Class B Stock constitute 100% of the outstanding shares of such class. Pursuant to the Company's Restated and Amended Certificate of Incorporation, the holders of the Company's Class B Stock are entitled to ten votes per share on all matters that are voted upon as a class by the holders of the Company's Common Stock, Class B Stock and, if applicable, Series A Preferred Stock entitled to be voted on an as converted basis. Shares of Class B Stock are convertible into Common Stock on a share-for-share basis at any time at the option of the holder. As of July 16, 2001, the shares of the Company's Class B Stock and Common Stock held by the Durwood Voting Trust represent 66.7% of the voting power of the Company's outstanding stock, other than in the election of directors or in matters reserved for a class vote by the holders of the Company's Common Stock or Class B Stock. This percentage includes approximately 772,027 votes attributable to the shares of Series A Preferred Stock held by the Sandler Funds (see Note (3)), which are entitled to vote on an "as converted" basis with the Common Stock and Class B Stock on certain matters. See "Proposal No. 2 -- Terms of the Apollo Transaction -- Terms of the Preferred Stock under the Certificate of Designations -- Voting Rights".

    The voting control of the Trustees may be diluted if the Trustees are required to dispose of shares to honor provisions of the Revocable Trust or the Marital Trust or otherwise. Other factors which may substantially dilute the voting control of the Trustees include, but are not limited to, the following:
(1) the issuance of additional shares of Common Stock by the Company, including under the Company's employee benefit plans; (2) the transfer by the Apollo Purchasers of shares of Series A Preferred Stock to persons who may be entitled to vote such shares on an "as-converted" basis; (3) the conversion of shares of Series A Preferred Stock into Common Stock; and (4) the exchange of Series B Preferred Stock for Series A Preferred Stock. If the proposed Amendment described in Proposal 2 herein is approved and all Series B Preferred Stock is exchanged for Series A Preferred Stock, the Class B Stock would represent 42.4% of the total voting power (other than in the election of directors) of all outstanding stock of the Company, assuming all of the Series A Preferred Stock is either converted to Common Stock or held by persons entitled to vote such stock on an as converted basis. See Note (2) for information regarding limitations on the conversion rights of certain holders of Series A Preferred Stock.

    (2)Beneficial ownership is as reported in Amendment No. 1 to Schedule 13D dated as of July 3, 2001.

    As used herein, "Initial Apollo Purchasers" means Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, the "Apollo IV Purchasers"), Apollo Investment Fund V, L.P. and Apollo Overseas Partners V, L.P. (collectively, the "Apollo V Purchasers"). "Apollo" means Apollo Management IV, L.P., in its capacity as investment manager of the Apollo IV Purchasers ("Apollo IV Management"), and Apollo Management V, L.P., in its capacity as investment manager to the Apollo V Purchasers ("Apollo V Management"), together with their affiliates. According to their Schedule 13D filed on April 20, 2001, Apollo Advisors IV, L.P. is the general partner of Apollo Investment Fund IV, L.P. and the managing general partner of Apollo Overseas Partners IV, L.P., and Apollo Advisors V, L.P. is the general partner of Apollo Investment Fund V, L.P. and the managing general partner of Apollo Overseas Partners V, L.P. The foregoing parties identified in this paragraph, together with AP Entertainment LLC, are referred to collectively as the "Apollo Group."

    Pursuant to an Investment Agreement dated April 19, 2001, the Initial Apollo Purchasers acquired 92,000 shares of Series A Preferred Stock and 158,000 share of Series B Preferred Stock from the Company. According to Amendment No. 1 to
Schedule 13D of the Initial Apollo Purchasers filed on July 3, 2001, on
June 29, 2001 the Initial Apollo Purchasers sold 3,680 shares of Series A Preferred Stock and 6,320 shares of Series B Preferred Stock to AP Entertainment LLC, a vehicle formed for the purpose of holding the Company's securities that is managed by Apollo V Management. On July 3, 2001, the Initial Apollo Purchasers sold 5,520 shares of Series A Preferred Stock and 9,480 shares of Series B Preferred Stock to the Sandler Funds.

    After giving effect to these transactions, the Apollo Group owns 87,722 shares of Series A Preferred Stock and 152,312 shares of Series B Preferred Stock. The terms of the Series A Preferred Stock provide that each share is convertible into 139.86 shares of Common Stock, subject to adjustment. Presently, these shares of Series A Preferred Stock are convertible into an aggregate of 12,268,811 shares of Common Stock, or 38.7% of the shares of such class giving effect only to such conversion. If the Amendment is approved, to the extent such an exchange will not result in a change in control under the Indentures, the 152,312 shares of Series B Preferred Stock will be automatically exchanged for 152,312 shares of Series A Preferred Stock. These shares would be convertible into an additional 21,302,377 shares of Common Stock, which, together with the 12,268,811 shares referred to above, would represent 63.3% of the shares of such class, giving effect only to such conversion. However, pursuant to an agreement between the Company and certain members of the Apollo Group, members of the Apollo Group may not convert their shares of Series A Preferred Stock into Common Stock, except in connection with a disposition of such shares, before April 20, 2006.

    Regular dividends on the Series A Preferred Stock are payable at the annual rate of 6.75% per annum and must be paid with additional shares of Series A Preferred Stock through April 19, 2004 (the "PIK Period"). Thereafter, dividends on shares of the Series A Preferred Stock may be paid in cash or shares of Series A Preferred Stock, at the Company's option, through April 19, 2008. Assuming that the Amendment to the Restated and Amended Certificate of Incorporation referred to above is approved by stockholders at the Annual Meeting of Stockholders, by the end of the PIK Period the Apollo Purchasers might hold an aggregate of 289,506 shares of Series A Preferred Stock. Based on the current conversion price of $7.15 per share of Common Stock, assuming full conversion of the Series A Preferred Stock for Common Stock at the end of the PIK Period, the Apollo Purchasers would hold an aggregate of 40,490,349 shares of Common Stock at the end of such period. However, pursuant to an agreement between the Company and certain members of the Apollo Group, members of the Apollo Group may not convert their shares of Series A Preferred Stock into Common Stock, except in connection with a disposition of such shares, before April 20, 2006.

    Apollo and the Apollo Purchasers are bound by a Standstill Agreement with the Company which, for a period of five years ending April 19, 2006 (the "Standstill Period"), among other matters, restricts their ability to
(i) acquire additional voting securities of the Company, (ii) propose certain extraordinary corporate transactions, (iii) seek to elect or remove members of the Board of Directors or (iv) engage in election contests. Further, if during the Standstill Period an Apollo Purchaser wishes to convert Series A Preferred Stock to Common Stock it may do so only in connection with a permitted disposition under the Standstill Agreement.

    Until such time as the Apollo Purchasers no longer beneficially own 50% of the aggregate number of shares of Preferred Stock issued pursuant to the Investment Agreement (reduced by the shares sold on July 3, 2001 to the Sandler Funds) or either Apollo is terminated as investment manager of the Apollo Purchasers or an Apollo affiliate is removed as the general partner of the Apollo Purchasers and, in either case, is not replaced by another Apollo affiliate, (i) Apollo's approval is required with respect to certain corporate actions, including, generally, amending the Company's Restated and Amended Certificate of Incorporation or bylaws, creating, issuing or purchasing capital stock, paying cash dividends, prepaying indebtedness, incurring indebtedness, engaging in mergers with other companies, engaging in certain affiliate transactions, changing the size of the Board of Directors or acquiring significant assets and (ii) Apollo Purchasers that are holders of Series A Preferred Stock and Series B Preferred Stock, acting as a single class, are entitled to elect three members of the Company's Board of Directors. Pursuant to an Investment Agreement between the Company, Apollo and the Initial Apollo Purchasers, the Apollo Purchasers have agreed that so long as they hold shares of Preferred Stock and the Apollo Purchasers have Preferred Stock Approval Rights, Apollo Investment Fund IV and Apollo Investment Fund V shall be entitled to elect two of the three directors, with each being entitled to elect one of the two so long as it holds Preferred Shares. The third director is to be elected collectively by all Apollo Purchasers.

    In their Schedule 13D filed on April 20, 2001, as amended on July 3, 2001, each member of the Apollo Group reported that it shared the power to dispose of the shares reported therein as beneficially owned but stated that, in light of its agreement in the Investment Agreement not to convert shares of Series A Preferred Stock into Common Stock from April 20, 2001 until April 20, 2006 except in connection with the disposition of such Common Stock to an unaffiliated third party, notwithstanding the right to elect directors, such person has no ability to exercise voting power with respect to the Common Stock following conversion during such time period.

    (3)These shares were acquired by Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., and Sandler Capital Partners V Germany, L.P. on July 3, 2001 from the Initial Apollo Purchasers. Sandler Capital Management, Sandler Investment Partners, L.P and MJDM Corp. are general partners of each of the purchasers, which purchasers are referred to collectively as the Sandler Funds in Note (2).

    (4)As reported in his Amendment No. 1 to Schedule 13D dated January 16, 2001. Mr. Ferrin reports that he has sole voting and dispositive power with respect to 355,700 shares, Mrs. Janet Madori-Ferrin has sole voting and dispositive power with respect to 522,000 shares, Mr. John E. Gorman has sole voting and dispositive power with respect to 239,400 shares and Fairmac Realty Corporation has sole voting and dispositive power with respect to 705,500 shares. The Amendment No. 1 to Schedule 13D also reports that Mr. Ferrin and Mr. Gorman have shared voting and dispositive power over 705,500 shares as reported in its Schedule 13D dated February 1, 2001.

    (5)Includes 1,824,437 shares, or 9.4% of the outstanding shares of Common Stock as of July 16, 2001, reported in a Schedule 13G filed on February 14, 2001, and 772,027 shares issuable upon conversion of the Series A Preferred Stock referred to in Note (3). Sandler Capital Management is one of a number of parties named in the Schedule 13G, which states that it was filed on behalf of Sandler Capital Management. Of the 1,824,437 shares of Common Stock reported in the Schedule, Sandler Capital Management reported shared voting and dispositive power as to

335,700 shares and sole voting and dispositive power over no other shares. The only persons named in the Schedule 13G reporting beneficial ownership of more than 5% of the Company's Common Stock were Harvey Sandler, Michael J. Marocco and John Kornreich, each of whom stated that he was a general partner of Sandler Capital Management and affiliated with certain other entities named in the
Schedule 13G.

    (6)As reported in the Schedule 13G filed on February 14, 2001 referred to in Note (5), Harvey Sandler has sole voting and dispositive power over 115,000 shares and shared voting and dispositive power over 1,489,437 shares. According to the Schedule 13G, Mr. Sandler shares voting and dispositive power with Mr. Marocco and Mr. Kornreich with respect to 1,469,437 of these shares.

    (7)As reported in the Schedule 13G filed on February 14, 2001 referred to in Note (5), Michael J. Marocco has sole voting and dispositive power over 0 shares and shared voting and dispositive power over 1,489,437 shares. According to the
Schedule 13G, Mr. Marocco shares voting and dispositive power with Mr. Sandler and Mr. Kornreich with respect to 1,469,437 of these shares.

    (8)As reported in the Schedule 13G filed on February 14, 2001 referred to in Note (5), John Kornreich has sole voting and dispositive power over 5,000 shares and shared voting and dispositive power over 1,469,437 shares. According to the
Schedule 13G, Mr. Kornreich shares voting and dispositive power with Mr. Marocco and Mr. Sandler with respect to these 1,469,437 shares.

    (9)As reported in its Schedule 13D dated January 11, 2000. Syufy Century Corporation reports that it has sole voting power and sole dispositive power with respect to 1,407,000 shares.

    (10)Assumes the conversion of outstanding Class B Stock for Common Stock. Percentage ownership does not reflect any conversion of Series A Preferred Stock for Common Stock.

    (11)Assumes the conversion of outstanding Series A Preferred Stock for Common Stock. Percentage ownership does not reflect any conversion of Class B Stock for Common Stock. The number of shares shown as beneficially owned does not give effect to the exchange of outstanding Series B Preferred Stock for Series A Preferred Stock that will occur if the Amendment is approved.

BENEFICIAL OWNERSHIP BY DIRECTORS AND OFFICERS

    The following table sets forth certain information as of July 16, 2001, with respect to beneficial ownership by Directors and Executive Officers of the Company's Common Stock, Class B Stock and Series A and Series B Preferred Stock. The amounts set forth below include the vested portion of 782,600 shares of Common Stock subject to options under the Company's 1983 and 1984 Stock Option Plans and the 1994 Stock Option and Incentive Plan held by Executive Officers and the vested portion of 68,690 shares of Common Stock subject to options under the

Company's 1999 Stock Option Plan for Outside Directors. Unless otherwise indicated, the persons named are believed to have sole voting and investment power over the shares shown as beneficially owned by them.

                                                   AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS          NAME OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP     CLASS
--------------          ------------------------   --------------------   ----------
Series A Preferred      Leon D. Black                       87,722(1)         94.1%
  Stock                 Marc J. Rowan                       87,722(1)         94.1%
                        Laurence M. Berg                    87,722(1)         94.1%
Series B Preferred      Leon D. Black                      152,312(1)         94.1%
  Stock                 Marc J. Rowan                      152,312(1)         94.1%
                        Laurence M. Berg                   152,312(1)         94.1%
Class B Stock           Charles J. Egan, Jr.             4,041,993(2)        100.0%
Common                  Leon D. Black                   12,268,811(3)         38.7%(3)
  Stock                 Marc J. Rowan                   12,268,811(3)         38.7%(3)
                        Laurence M. Berg                12,268,811(3)         38.7%(3)
                        Peter C. Brown                     659,000(6)          3.4%
                        Philip M. Singleton                498,600(6)          2.6%
                        Richard T. Walsh                    45,050(6)            *
                        Richard M. Fay                      50,933(6)            *
                        John D. McDonald                    55,100(6)            *
                        W. Thomas Grant, II                 28,078(4)            *
                        Charles S. Paul                     46,340(4)            *
                        Paul E. Vardeman                    11,640(4)            *
                        Charles J. Egan, Jr.             4,046,813(4)(5)      17.2%
                        All Directors and
                        Executive Officers
                        as a group (15 persons,
                        including the
                        individuals named above)        17,830,365(3)(4)(5)(6)     48.7%

-------------------

    *Less than one percent.

    (1)See Note (2) under "Security Ownership of Certain Beneficial Owners." Messrs. Black, Rowan and Berg are affiliates of Apollo. Messrs. Black, Rowan and Berg have each disclaimed beneficial ownership of these shares.

    (2)See Note (1) under "Security Ownership of Certain Beneficial Owners."

    (3)Assumes conversion of Series A Preferred Stock. See Note (11) under "Security Ownership of Certain Beneficial Owners." Messrs. Black, Rowan and Berg have each disclaimed beneficial ownership of the Series A Preferred Stock (see Note (1) above) and the shares of Common Stock issuable upon its conversion.

    (4)Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1999 Stock Option Plan for Outside Directors, as follows: Mr. Grant - 26,340 shares; Mr. Vardeman - 11,340 shares; Mr. Egan - 4,670 shares; Mr. Paul - 26,340 shares; and all Outside Directors as a group - 68,690 shares.

    (5)Assumes conversion of Class B Stock. See Note (10) under "Security Ownership of Certain Beneficial Owners."

    (6)Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1983 and 1984 Stock Option Plans and the 1994 Stock Option and Incentive Plan, as follows: Mr. Peter C. Brown - 284,000 shares; Mr. Philip M. Singleton - 233,600 shares; Mr. Richard M. Fay - 45,000 shares; Mr. Richard T. Walsh - 45,000 shares; Mr. John D. McDonald - 55,000 shares; and all Executive Officers as a group - 782,600 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Executive Officers, Directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2001 its Executive Officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company seeks to ensure that all transactions with related parties are fair, reasonable and in the best interest of the Company. In this regard, the Audit Committee of the Board of Directors of the Company reviews all material proposed transactions between the Company and related parties to determine that, in their best business judgment, such transactions meet that standard. The Company believes that each of these transactions was on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. Set forth below is a description of significant transactions which have occurred since March 31, 2000 or which involve obligations that remain outstanding as of July 16, 2001.

    In connection with the 1997 merger of the Company and Durwood, Inc. ("DI"), the Company agreed to pay Mr. Stanley H. Durwood's estate any credit amounts arising after March 31, 2000 that result from net tax benefits realized by the Company from the utilization by the Company of alternative minimum tax credit carryforwards and Missouri operating loss carryforwards of DI. The maximum amount of credit amounts that could be paid to Mr. Durwood's estate is approximately $1,100,000. At this time, the Company has not realized any of DI's net tax benefits on the tax returns it has filed since 1998.

    As a Successor Trustee of the Voting Trust with shared voting powers over shares held in the Durwood Voting Trust, Mr. Raymond F. Beagle, Jr. may be deemed to beneficially own in excess of 5% of the Company's voting securities. Mr. Beagle serves as general counsel to the Company under a three year retainer agreement which provides for annual payments of $400,000. On each anniversary date of the retainer agreement, one year will be added to the term so that as of each anniversary date the retainer agreement will have a three year term. The agreement provides for severance payments upon a change of control or termination (other than upon resignation or retirement or for cause) equal to the annual payments for the remaining term, which will be up to three years. The agreement also provides for deferred payments from a previously established rabbi trust in a formula amount ($35,623 monthly as of July 16, 2001, which amount reflects a $150,000 discretionary deferred bonus which has been paid to the rabbi trust during fiscal 2002), for a period of twelve years after termination of services or a change of control.

    Pursuant to a program recommended by the Compensation Committee and approved by the Company's Board of Directors, the Company loaned Mr. Peter C. Brown $5,625,000 to purchase 375,000 shares of the Company's Common Stock. Mr. Brown purchased such shares on August 11, 1998. Under such program the Company also loaned Mr. Philip M. Singleton $3,765,000 to purchase 250,000 shares of the Company's Common Stock. Mr. Singleton purchased such shares from September 11 to September 15, 1998 and unused proceeds of $811,000 were repaid to the Company, leaving a remaining unpaid principal balance of $2,954,000. Such loans are unsecured and bear interest at a rate at least equal to the applicable federal rate prescribed by Section 1274(d) of the Internal Revenue Code in effect on the date of such loan (6% per annum for the loans to Messrs. Brown and Singleton). Interest on these loans accrues and is added to principal annually on the anniversary date of such loan, and the full principal amount and all accrued interest is due and payable on the fifth anniversary of such loan. On July 16, 2001, the principal amount of the loan to Mr. Brown was $6,270,000 and the principal amount of the loan to Mr. Singleton was $3,292,000. Accrued interest on the loans as of July 16, 2001 was $477,600.

    Periodically, the Company and DI or Delta Properties, Inc. ("Delta"), a former subsidiary of DI, reconciled any amounts owed by one company to the other. Charges to the intercompany account have included payments made by the Company on behalf of DI or Delta. The largest balance owed by DI or Delta to the Company during fiscal 2001 was $11,322. This balance was reimbursed by Delta on June 7, 2000.

    During fiscal 1998, the Company sold the real estate assets associated with 13 theatres to Entertainment Properties Trust ("EPT"), a real estate investment trust, for an aggregate purchase price of $283,800,000. The Company leased the real estate assets associated with the theatres from EPT pursuant to non-cancelable operating leases with terms ranging from 13 to 15 years at an initial lease rate of 10.5% with options to extend for up to an additional
20 years. (Such sales and leases being referred to herein collectively as the "Sale and Lease Back Transaction"). The Company leases four additional theatres from EPT under the same terms as those included in the Sale and Lease Back Transaction. Annual rentals for these four theatres are based on an estimated fair value of $102,600,000 for the theatres. In addition, for a period of five years subsequent to November 1997, EPT has a right of first refusal and first offer to purchase and lease back to the Company the real estate assets associated with any theatre and related entertainment property owned or ground-leased by the Company, exercisable upon the Company's intended disposition of such property. Mr. Peter C. Brown, Chairman of the Board, Chief Executive Officer, President and a Director of the Company, is also the Chairman of the Board of Trustees of EPT.

    Lathrop & Gage L.C., a law firm of which Mr. Raymond F. Beagle, Jr. is a member, renders legal services to the Company and its subsidiaries. During fiscal 2001, the Company paid Lathrop & Gage L.C. $3,252,000 for such services.

    On April 19, 2001, the Initial Apollo Purchasers purchased 92,000 shares of Series A Preferred Stock and 158,000 shares of Series B Preferred Stock for an aggregate purchase price of $250 million. In accordance with the Investment Agreement pursuant to which the shares were purchased, the Company paid Apollo a fee of $8.75 million and paid Apollo's transaction expenses of $3.75 million. The Company has entered into a Registration Rights Agreement with the Initial Apollo Purchasers in which it has given the Apollo Purchasers and their permitted transferees demand and piggyback registration rights with respect to shares of Preferred Stock and Common Stock held by them.

    For a description of certain employment agreements between the Company and Messrs. Peter C. Brown, Philip M. Singleton, Richard M. Fay, Richard T. Walsh and John D. McDonald, see "Employment Contracts, Termination of Employment and Change of Control Arrangements."

2. PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S RESTATED AND AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 45,000,000 TO 200,000,000.
PROPOSED AMENDMENT

    The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of a total of 85,000,000 shares of capital stock, consisting of 45,000,000 shares of common stock, par value 66 2/3 CENTS per share ("Common Stock"), 30,000,000 shares of Class B Stock, par value 66 2/3 CENTS per share ("Class B Stock"), and 10,000,000 shares of preferred stock, par value
66 2/3 CENTS per share ("Preferred Stock"). The Company's Board of Directors has unanimously declared the advisability of and approved an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation to increase the total number of shares that the Company is authorized to issue from 85,000,000 to 240,000,000 by increasing the number of authorized shares of Common Stock that the Company is authorized to issue from 45,000,000 to 200,000,000, and has resolved to submit the proposed Amendment to the Company's stockholders. To effect the Amendment, the Company proposes that paragraph (a) of Article FOURTH of the Company's Restated and Amended Certificate of Incorporation be amended to provide as follows:

        "The aggregate number of shares of capital stock that the corporation shall have authority to issue is 240,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value 66 2/3 CENTS per share (the "Common Stock"), 30,000,000 shares of Class B Stock, par value 66 2/3 CENTS per share (the "Class B Stock"), and 10,000,000 shares of Preferred Stock, par value 66 2/3 CENTS per share (the Preferred Stock")."

PURPOSE OF PROPOSED AMENDMENT

    The Amendment will increase the number of authorized shares of Common Stock by 155,000,000, from 45,000,000 to 200,000,000 shares. This increase will allow the Company to reserve shares of Common Stock for issuance upon conversion of additional shares of the Company's Series A Preferred Stock that would be issued
(1) upon exchange of shares of the Company's outstanding Series B Preferred Stock if the Amendment is approved and (2) as payment-in-kind dividends ("PIK dividends") on such shares of Series A Preferred Stock in the future. The proposed Amendment also would create a sufficient reserve of shares of Common Stock for the Company's future needs. Approval of the proposed Amendment at the Annual Meeting will satisfy the Shareholder Approval requirement described below under "Terms of the Apollo Transaction - Terms of Preferred Stock - Dividends - Series B Preferred Stock" and will reduce retroactively the dividend rate currently payable by the Company on the Series B Preferred Stock.

    Of the additional shares of Common Stock that will be authorized if the Amendment is approved, the Company believes that 24,555,009 shares is the minimum amount required to satisfy the Shareholder Approval requirement described herein if stockholders approve the proposed Amendment at the Annual Meeting. Additional shares will be required if the Company elects to pay PIK dividends after the PIK Period or if the Amendment is approved at a subsequent annual or special meeting. The balance of the increase in authorized shares of Common Stock will provide the Company with financial and strategic flexibility and will better enable the Company to take advantage of opportunities that may present themselves, such as future acquisitions of other companies or assets, and will also provide a potential source of financial liquidity to the Company through sales of Common Stock or securities convertible into Common Stock. The additional authorized shares also could be used to increase the number of shares available for issuance to Company employees under employee benefit plans. At present, the Company has no definitive plans for the use of the additional shares of Common Stock proposed to be authorized except to permit the conversion of the additional shares of Series A Preferred Stock that would be issuable
(1) upon exchange of Series B Preferred Stock or (2) as PIK dividends on such shares of Series A Preferred Stock in the future. If the Board of Directors deems it to be in the best interest of the Company and its stockholders to issue additional shares of Common Stock in the future, the Board generally will not seek further authorization from the stockholders, unless such authorization is otherwise required by applicable law or regulations.

    Holders of Common Stock have no preemptive rights.

APOLLO TRANSACTION

    On April 19, 2001, the Company entered into an Investment Agreement (the "Investment Agreement") with the Initial Apollo Purchasers and Apollo. Apollo is a private investment firm that specializes in equity investments in companies that focus on growth, recapitalizations and other principal investing activities. Since its inception in 1990, Apollo has overseen the investment of more than $8 billion in its corporate investment activities. Apollo's four corporate private equity funds and other managed accounts have, to date, held interests in more than 150 companies.

    Pursuant to the Investment Agreement, the Company sold shares of preferred stock for an aggregate purchase price of $250 million to the Initial Apollo Purchasers. The sale was comprised of 92,000 shares of Series A Preferred Stock and 158,000 shares of Series B Preferred Stock, each at a price of $1,000 per share. The Company used net proceeds from the sale of approximately
$225 million to reduce indebtedness under its credit facility. The terms and relative rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock are set forth in the Certificate of Designations and are described below under the heading "Terms of the Apollo Transaction - Terms of the Preferred Stock under the Certificate of Designations".

    THE SALE OF THE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK (COLLECTIVELY, THE "PREFERRED STOCK") TO THE INITIAL APOLLO PURCHASERS PURSUANT TO THE INVESTMENT AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT WERE APPROVED BY THE COMPANY'S BOARD OF DIRECTORS PRIOR TO THE CONSUMMATION OF THE TRANSACTION. NO STOCKHOLDER APPROVAL WAS REQUIRED FOR THE TRANSACTION UNDER THE DELAWARE GENERAL CORPORATION LAW OR THE COMPANY'S ORGANIZATIONAL DOCUMENTS. REGARDLESS OF WHETHER THE STOCKHOLDERS APPROVE THE AMENDMENT, THE TRANSACTION HAS BEEN CONSUMMATED AND THE PREFERRED STOCK HAS BEEN ISSUED TO THE INITIAL APOLLO PURCHASERS. THE COMPANY IS SEEKING STOCKHOLDER APPROVAL FOR A NUMBER OF OTHER REASONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING IN ORDER TO SATISFY THE SHAREHOLDER APPROVAL REQUIREMENT DESCRIBED BELOW UNDER "TERMS OF THE APOLLO TRANSACTION - TERMS OF PREFERRED STOCK - DIVIDENDS - SERIES B PREFERRED STOCK".

    The Series A Preferred Stock is convertible at the option of the holders into shares of Common Stock at a conversion price of $7.15 per share, subject to antidilution adjustments. Therefore, on the date of issuance each share of Series A Preferred Stock was convertible into

139.86 shares of Common Stock. In addition, holders of the Series A Preferred Stock are entitled to receive as dividends additional shares of Series A Preferred Stock from April 19, 2001 until April 19, 2004 (the "PIK Period"). From April 20, 2004 until April 19, 2008, the Company may elect to pay dividends on the Series A Preferred Stock in cash or in additional shares of Series A Preferred Stock. Thereafter, the Company is obligated to pay dividends in cash, subject to limitations that may be imposed under the Company's Indentures as defined below. Dividends are payable at a rate of 6.75% per annum, compounded quarterly. The number of shares of Common Stock that would be issuable upon conversion of the Series A Preferred Stock that has been issued to date, as well as the shares of Series A Preferred Stock that will be payable on those shares as dividends through the PIK Period, is 15,728,531.

    At the time of the sale of the Preferred Stock to the Initial Apollo Purchasers, the Company did not have sufficient authorized and unissued shares of Common Stock available to permit it to issue only shares of Series A Preferred Stock to the Initial Apollo Purchasers. Accordingly, the Company issued shares of Series B Preferred Stock - which is not convertible into Common Stock - to the Initial Purchasers. The Series B Preferred Stock will be exchanged for Series A Preferred Stock if the Company's stockholders approve the proposed Amendment. (See "Terms of the Apollo Transaction - Terms of Preferred Stock - Exchange of Series B Preferred Stock for Series A Preferred Stock.") Assuming the exchange of all presently outstanding shares of Series B Preferred Stock for shares of Series A Preferred Stock immediately after the Annual Meeting, the Company will require up to an additional approximately 24,555,009 authorized shares of Common Stock beyond those currently available under its Restated and Amended Certificate of Incorporation and not otherwise reserved to provide for the conversion of such shares of Series A Preferred Stock to Common Stock and to pay PIK dividends with respect to those shares during the PIK Period. Additional shares of Common Stock will be required if the Company decides to pay PIK dividends on the Series A Preferred Stock after the PIK Period or if the Amendment is approved at a subsequent annual or special meeting. Accordingly, a portion of the increased authorization sought by the Company and its Board of Directors provides for the conversion of shares of Series A Preferred Stock issued upon the exchange of Series B Preferred Stock and the payment of PIK dividends on such shares.

    As provided in the Certificate of Designations, not all outstanding shares of Series B Preferred Stock will be exchanged automatically for Series A Preferred Stock if the exchange would result in a change of control under the indentures for the Company's 9 1/2% Subordinated Notes due 2009 and 9 1/2% Subordinated Notes due 2011 (collectively, the "Indentures"). However, if the amendment is approved, the only circumstances of which the Company is aware that might result in less than all outstanding shares of Series B Preferred Stock being exchanged for Series A Preferred Stock are the conversion prior to the date of the Annual Meeting of more than approximately 3.1 million shares of Class B Stock (which has ten votes per share) into Common Stock or the conversion and the sale to the Apollo Purchasers of more than 2.6 million shares of Class B Stock. The Trustees of the Durwood Voting Trust, who have investment authority over all of the outstanding shares of Class B Stock, have advised the Company that they do not anticipate such a conversion will occur prior to the date of the Annual Meeting. The Company, however, can give no assurances that the holders of the Class B Shares will not convert and/or dispose of such shares.

EFFECT OF FAILURE TO APPROVE

    If the Company's stockholders fail to approve the Amendment, the Series B Preferred Stock will not be exchanged for Series A Preferred Stock but will remain outstanding. This could result in certain negative consequences to the Company and the holders of its Common Stock and Class B Stock, including the following:

    - HIGHER DIVIDEND RATE. The annual rate at which dividends are payable on the Series A Preferred Stock is 6.75% of the Series A Liquidation
     Preference. The annual rate at which dividends are payable on the Series B Preferred Stock is 12.0% of the Series B Liquidation Preference. See "Terms of the Apollo Transaction - Terms of Preferred Stock - Dividends -
     Series A Preferred Stock", "Dividends - Series B Preferred Stock", and "Liquidation Preference". Under the terms of the Series B Preferred Stock, if the Amendment is approved at the Annual Meeting and all the shares of Series B Preferred Stock are exchanged, the dividend rate of the Series B Preferred Stock will be reduced to 6.75%, retroactive to April 19, 2001. If the Amendment is not approved at the Annual Meeting, the Company will continue to pay a higher dividend rate on the Series B Preferred Stock and the rate will not be adjusted retroactively if the Amendment is approved at a subsequent annual or special meeting. This could have a negative impact on earnings to common stockholders and, after the PIK Period, cash flow, and could dilute the ownership interests of the Company's other stockholders. See "Terms of the Apollo Transaction -- Terms of Preferred Stock - Dividends -- Series A Preferred Stock", "Dividends -- Series B Preferred Stock", and "Liquidation Preference".

    - HIGHER COST OF REDEMPTION: Under certain circumstances described in this Proxy Statement, the Company may choose or be forced to redeem the outstanding shares of Preferred Stock. In addition, upon a liquidation of the Company, the holders of Preferred Stock will be entitled to receive the Liquidation Preference for each share before the holders of the Company's Common Stock and Class B Stock receive any distribution in respect of their shares. If the proposed Amendment is not approved or is approved at a subsequent annual or special meeting, the Series B Preferred Stock will continue to accrue PIK dividends at a higher rate than would accrue had it been exchanged for Series A Preferred Stock, resulting in a greater number of shares of Preferred Stock outstanding. Upon a redemption of the stock or upon liquidation of the Company, a greater amount will therefore be payable in the aggregate to holders of Preferred Stock than will be payable if the Amendment is approved at the Annual Meeting. For example if, PIK dividends are paid only through the PIK Period, the aggregate redemption price for the Preferred Stock will be approximately $305.6 million if the Amendment is approved at the Annual Meeting and all Series B Preferred Stock is exchanged; if PIK dividends are paid through April 19, 2006, the aggregate redemption price for the Preferred Stock will be approximately
     $349.4 million if the Amendment is approved at the Annual Meeting and all Series B Preferred Stock is exchanged. On the other hand, if the Amendment is never approved and the Series B Preferred Stock is not exchanged for Series A Preferred Stock, the aggregate redemption price for the Preferred Stock will be approximately $337.8 million if PIK dividends are paid only during the PIK period and will be approximately $414.0 million if they are paid through April 19, 2006. Thus, it may be considerably more costly for the Company to redeem the outstanding shares of Preferred Stock if the Amendment is not approved at the Annual Meeting. The redemption prices for Series B Preferred Stock reflect only regular PIK dividends and do not reflect amounts that might be paid as special dividends. (See "Terms of the Apollo Transaction--Terms of Preferred Stock - Dividends - Series B Preferred Stock".)

    - SPECIAL DIVIDENDS PAYABLE IN CERTAIN EVENTS. Upon the occurrence of (a) a redemption of the Preferred Stock at the Company's option, (b) certain change of control events, or (c) April 19, 2011, all outstanding shares of Series B Preferred Stock must be paid a one-time PIK dividend designed to capture appreciation in the Company's Common Stock from April 19, 2001. These special dividends will be reduced in certain circumstances by special dividends that may have already been paid. (See "Terms of the Apollo Transaction - Terms of Preferred Stock - Dividends - Series B Preferred Stock"). These special dividends are not payable on Series A Preferred Stock. The issuance of these special dividends may further dilute the ownership interests of the other holders of the Company's stock.

    - SPECIAL DIVIDENDS PAYABLE ON RESALE. If Shareholder Approval is not obtained by October 19, 2002, holders of Series B Preferred Stock also will be entitled, in certain circumstances, to receive a special PIK dividend upon the initial sale of Series A Preferred Stock or the Common Stock into which Series A Preferred Stock is converted. See "Terms of the Apollo Transaction - Terms of Preferred Stock - Dividends - Series B Preferred Stock".

    - CASH DIVIDEND PAYMENTS. After April 19, 2006, the Company must pay dividends on the Series B Preferred Stock in cash, unless prohibited from doing so by the Indentures governing the Company's Notes. The Company's obligation to pay dividends on the Series A Preferred Stock in cash does not commence until April 19, 2008. The Company may not have the available funds to make cash dividend payments at the earlier date.

    - NO SHARES FOR OTHER PURPOSES. The Company might be unable to pursue expansion opportunities or obtain new financing through equity issuances.

OTHER FACTORS TO CONSIDER

    SERIES A PREFERRED STOCK IS MANDATORILY REDEEMABLE. The Series A Preferred Stock is redeemable at the option of holders at any time after April 19, 2011. The Company may pay the redemption price in cash or shares of Common Stock, at the Company's option. If Shareholder Approval is not obtained, the maximum redemption price of the Series A Preferred Stock will be $130,035,684.35 and the value attributed to Common Stock used to pay the redemption price of Series A Common Stock may not be less than $7.15 per share. See "Terms of Preferred Stock under the Certificate of Designations - Holder's Optional Redemption".

    TRANSFEREES OF THE SERIES A PREFERRED STOCK MAY HAVE VOTING RIGHTS. Except for the right of the Apollo Purchasers to elect three directors and the right to elect additional directors upon certain events of default, the Apollo Purchasers have no voting rights with respect to the Preferred Stock. However, transferees who are not affiliates of the Apollo Purchasers to whom Series A Preferred Stock is transferred in accordance with the Standstill Agreement are entitled to vote such shares on an as converted basis on all matters to be voted on by stockholders, voting together with holders of Common Stock and Class B Stock as a single class (other than in the election of directors and on matters reserved by law exclusively to holders of Common Stock or Class B Stock). Therefore, the exchange of the Series B Preferred Stock for Series A Preferred Stock upon approval of the Amendment could substantially dilute the voting power of the holders of Common Stock and Class B Stock on certain matters, if such stock is transferred. See "Terms of the Apollo Transaction - Terms of Preferred Stock - Voting Rights". Further, the Series A Preferred Stock is convertible into Common Stock at any time (although any conversion by the Apollo Purchasers prior to April 19, 2006 must be in connection with a disposition of such shares in accordance with the Standstill Agreement). Such a conversion may also have a dilutive effect on the voting power of the holders of Common Stock on certain matters.

    If the proposed Amendment is approved and all of the outstanding Series B Preferred Stock is exchanged for Series A Preferred Stock, holders of all then outstanding shares of Series A Preferred Stock will be entitled to receive upon full conversion of such shares and giving effect to accumulated dividends since July 2, 2001, an aggregate of 35,669,090 shares of Common Stock, based on the number of shares of Series A Preferred Stock and Series B Preferred Stock outstanding as of July 2, 2001. Based on the number of shares of Common Stock and Class B Stock outstanding on July 16, 2001, this number of shares of Common Stock would represent 64.7% of the outstanding shares of Common Stock and would have 37.3% of the total voting power of the Company's outstanding stock, other than in the election of directors. Additional shares of Common Stock will be issuable upon conversion of shares of Series A Preferred Stock that may be issued as PIK dividends thereafter. For example, at the end of the PIK Period, the shares of Series A Preferred Stock that would then be outstanding (assuming no prior conversions) would be convertible into 42,741,818 shares of Common Stock, which, based on the number of shares of Common Stock and Class B Stock outstanding on July 16, 2001, would equal 68.7% of the outstanding shares of Common Stock and would have 41.7% of the total voting power of the Company's outstanding stock, other than in the election of directors. If PIK dividends are paid through the Standstill Period (April 19, 2006), the shares of Series A Preferred Stock that would then be outstanding (assuming no prior conversions) would be convertible into 48,864,055 shares of Common Stock, which, based on the number of shares of Common Stock and Class B Stock outstanding on July 16, 2001, would equal 71.6% of the outstanding shares of Common Stock and would have 44.9% of the total voting power of the Company's outstanding stock, other than in the election of directors.

    SERIES B PREFERRED STOCK MAY BE ISSUED IN CERTAIN CIRCUMSTANCES EVEN IF THE AMENDMENT IS APPROVED. If at any time the Company is unable to pay cash dividends on the Series A Preferred Stock and a payment of a PIK dividend in Series A Preferred Stock would result in a "change of control" under the Indentures, the Company will pay the PIK dividend with Series B Preferred Stock. The Company does not intend to pay PIK dividends with Series A Preferred if, as a result, shares of Series A Preferred Stock held by the Apollo Purchasers or any other person would be convertible into Common Stock representing more than 50% of the combined voting power of all outstanding shares generally entitled to vote in the election of directors.

    FUTURE ISSUANCES MAY FURTHER DILUTE YOUR OWNERSHIP OR VOTING INTEREST IN THE COMPANY. In addition to providing availability for the issuance of shares in connection with the sale of Preferred Stock to Apollo, the proposed Amendment will provide the Company with availability for future issuances of Common Stock or securities convertible into Common Stock. The Company may choose to issue additional securities in the future for a variety of reasons, including to provide the Company with a source of financial liquidity or to acquire other companies or assets. If the Board of Directors deems it to be in the best interest of the Company and its stockholders to issue additional shares of Common Stock in the future, it will not seek authorization from stockholders, unless such authorization is required by applicable law or regulations. Any future issuances of Common Stock or securities convertible into Common Stock could further dilute your ownership or voting interest in the Company.

BACKGROUND OF THE APOLLO TRANSACTION

    In recent years there has been a proliferation of screens in the theatre exhibition industry; between 1995 and 1999, the number of screens increased 30%. Notwithstanding the increase in screens, industry revenues and attendance have remained relatively flat. Many theatrical exhibition companies were unable to offset the cost of operating additional theatres or to rationalize excess screen capacity; as a result, at least eleven theatrical exhibition companies recently have filed for bankruptcy protection. Further, in the spring of 2001, there was increasing concern over potential Writer's Guild and Actor's Guild strikes, which, had they occurred, could have hurt both earnings and market perceptions of the industry.

    Although the Company is one of only a few of the major theatrical exhibition companies that did not file for bankruptcy protection during this period, its prospects were not unaffected by the financial condition of other companies. Although management expects that industry economics will gradually improve with rationalized development of theatres, it also anticipated that the companies emerging from bankruptcy would be at a competitive advantage as a result of reduced debt loads, cancellation of unprofitable leases and renegotiation of other obligations. As a result, management believed that the Company needed to strengthen its balance sheet in order to compete effectively. The Company retained Salomon Smith Barney Inc. to act as its financial advisor with respect to possible financings or strategic transactions for the Company.

    The Company evaluated a number of alternatives with respect to possible investments in the Company and other strategic transactions. Raising capital in the public markets or through a sale to a strategic buyer did not appear to be a viable alternative in light of the state of the industry generally. The Company's Board of Directors and management eventually determined that the Apollo transaction was a transaction that was in the best interests of the Company and its stockholders. In approving the Apollo transaction on April 19, 2001, the Company's Board of Directors considered, among other things, the following factors (none of which were assigned relative weight as compared to any other factor):

    - the additional capital from the Apollo transaction would strengthen the Company's balance sheet and create availability under the Company's credit facility, thereby giving the Company greater flexibility to pursue opportunities in a restructuring and consolidating industry environment;

    - the continuing uncertainty of the theatrical exhibition industry operating environment;

    - the efforts that the Company, its Board of Directors and advisors had made to pursue alternative transactions or obtain alternative sources of financing, and the Board of Directors' belief that the Apollo transaction was superior to all available alternatives;

    - Apollo's stated unwillingness to commit funds to a transaction that would require shareholder approval before consummation;

    - the unfavorable position in which the Company would find itself in relation to its competitors who may emerge from bankruptcy with improved capital structures;

    - the additional capital from the Apollo transaction reduces the possibility of bankruptcy; and

    - the terms of the transaction.

    In addition, the Apollo transaction has given the Company access to the strategic relationships of Apollo. Due to the substantial investment of the Apollo Purchasers in the Company, Apollo has a strong incentive to help the Company build stockholder value through introductions to companies and individuals who are potential business partners for the Company.

    On April 19, 2001, Salomon Smith Barney Inc. delivered a written opinion to the Company's Board of Directors stating that the consideration to be received by the Company in connection with the issuance of the Preferred Stock was fair, from a financial point of view, to the Company. Salomon Smith Barney Inc.'s opinion did not address whether the issuance of Preferred Stock was fair to the stockholders of the Company or whether the exchange of the Series B Preferred Stock for Series A Preferred Stock following receipt of Shareholder Approval was fair to or in the best interests of the stockholders of the Company. Salomon Smith Barney's opinion was not conditioned upon obtaining Shareholder Approval.

    In rendering its opinion, Salomon Smith Barney Inc. expressed no opinion as to what the value of the Common Stock would be either before or after consummation of the Apollo transaction and did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities of the Company.

    Salomon Smith Barney Inc.'s opinion was addressed to the Board of Directors of the Company and was provided solely for the use of the Board of Directors of the Company in its evaluation of the Apollo transaction. Its opinion was not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Amendment to Article FOURTH or any other matter relating to the Apollo transaction. Salomon Smith Barney Inc.'s opinion was not intended to confer rights upon any stockholder of the Company or any person other than the Board of Directors of the Company.

    The full text of the opinion is set forth in Appendix B attached to this proxy statement. You are urged to read this opinion in its entirety for a description of the matters considered by Salomon Smith Barney Inc. in arriving at its opinion.

    Salomon Smith Barney Inc. received a financial advisory fee of $8.5 million in connection with the transaction. Salomon Smith Barney Inc. and its affiliates have previously rendered certain investment banking and financial advisory services to the Company and its affiliates and to the Initial Apollo Purchasers and their affiliates, for which it has received customary compensation.

DISSENTERS' RIGHTS

    Under the Delaware General Corporation Law, stockholders have no rights of appraisal or dissenters' rights in connection with the approval of the Amendment.

SALE TO SANDLER FUNDS

    On July 3, 2001, the Initial Apollo Purchasers sold $15,000,000 of Preferred Stock, consisting of 5,520 shares of Series A Preferred Stock and 9,480 shares of Series B Preferred Stock, to the Sandler Funds. The Initial Apollo Purchasers assigned their rights under the Registration Rights Agreement referred to below with respect to such shares that were sold to the Sandler Funds. The Sandler Funds are subject to certain restrictions on the sale of conversion shares during the period commencing June 29, 2001 and ending on June 29, 2004. The Sandler Funds are subject to the same restrictions on conversions of Series A Preferred Stock and the restrictions on transfers of Series B Preferred Stock applicable to the Apollo Purchasers. See "Terms of the Apollo Transaction - Investment Agreement - Limitation on Right to Convert Series A Preferred Stock or Transfer Series B Preferred Stock."

TERMS OF THE APOLLO TRANSACTION

    In connection with the Apollo transaction, the Company, Apollo and the Initial Apollo Purchasers entered into an Investment Agreement, a Registration Rights Agreement and a Standstill Agreement, and the Board of Directors approved a Certificate of Designations which sets forth the designations, powers and preferences, and the relative participating, optional and other special rights, and the qualifications, limitations and restrictions of the Preferred Stock. The

Certificate of Designations designates 2,000,000 shares each of the Series A Preferred Stock and Series B Preferred Stock. The following is a summary of the material terms of the Preferred Stock and other rights of the Apollo Purchasers.

  TERMS OF PREFERRED STOCK UNDER THE CERTIFICATE OF DESIGNATIONS

    RANKING. The Preferred Stock is senior to the Common Stock and Class B Stock with respect to dividend rights and rights upon the liquidation, winding up or dissolution of the Company. In this regard, unless and until full cumulative dividends on the Preferred Stock in respect of all past quarterly dividends have been paid, and the full amount of dividends on shares of Preferred Stock in respect of the current quarterly dividend have been paid or are contemporaneously declared and set aside, no cash dividends may be paid or declared on shares of Common Stock or Class B Stock and no shares of Common Stock or Class B Stock may be purchased by the Company.

    DIVIDENDS - SERIES A PREFERRED STOCK. Dividends on the Series A Preferred Stock accumulate at an annual rate of 6.75% of the Series A Liquidation Preference, as described below under "Liquidation Preference", and are payable when, as and if declared by the Company's Board of Directors on the last day of each June, September, December and March, commencing June 30, 2001. Dividends are cumulative whether or not earned or declared. During the PIK Period, the Company must pay dividends on the Series A Preferred Stock with additional shares of Series A Preferred Stock. Between April 20, 2004 and April 19, 2008, the Company may pay dividends in either additional shares of Series A Preferred Stock or cash, at the Company's option. After April 19, 2008, the Company must pay dividends in cash, unless prohibited by the Indentures, in which case the Company may pay such dividends in additional shares of Series A Preferred Stock.

    If at any time the Company is unable to pay dividends on the Series A Preferred Stock in cash and the accrual, declaration or payment of additional Series A Preferred Stock dividends would either result in a "change of control" under the Indentures or require the Company to reserve for issuance underlying shares of Common Stock in excess of the number of shares of Common Stock available for issuance under the Company's Restated and Amended Certificate of Incorporation, then the Company will pay dividends on the Series A Preferred Stock in shares of Series B Preferred Stock. Any such shares of Series B Preferred Stock automatically will be exchanged for an equal number of shares of Series A Preferred Stock to the extent such limitations subsequently no longer exist.

    If a Change of Control (as defined below) of the Company occurs prior to April 19, 2006, the holders of Series A Preferred Stock are also entitled to a special dividend of shares of Series A Preferred Stock equal to the dividends that they would have received from April 19, 2001 through April 19, 2006 (assuming compounding) less regular dividends received through such date (the "Series A No-Call Period Dividend"). To the extent shares of Series A Preferred Stock remain outstanding after a Change of Control, no regular dividends will be paid on such shares for the period commencing on the closing date of the transaction resulting in a Change of Control and extending through April 19, 2006. For purposes of the Certificate of Designations, a "Change of Control" means (i) a merger, consolidation or similar Company transaction after which holders of the Company's stock before such transaction do not own at least 50% of the combined voting power of all shares generally entitled to vote in the election of directors of the surviving entity, (ii) the acquisition by any person or group (other than Apollo and its affiliates or the holders of the Company's Class B Stock on April 19, 2001, so long as neither Apollo and its affiliates nor such holders of Class B Stock is part of the group) of beneficial ownership of at least 50% of the combined voting power of shares generally entitled to vote in the election of the Company's Board of Directors, or
(iii) the sale of all or substantially all of the Company's assets or a similar transaction. In the determination of combined voting power in the election of directors, the calculation shall take into account that the Class B Stock has ten votes per share and the Common Stock has one vote per share.

    If dividends in cash (or notes of the Company) are paid on the Common Stock in any fiscal period, the holders of Series A Preferred Stock are entitled to receive dividends in cash (or notes of the Company) on an "as converted" basis to the extent such dividends are greater than the Series A Preferred Stock dividends otherwise payable in such fiscal period.

    DIVIDENDS - SERIES B PREFERRED STOCK. Dividends on the Series B Preferred Stock accumulate at an annual rate of 12.00% of the Series B Liquidation Preference, as described below under "Liquidation Preference", and are payable when, as and if declared by the Company's Board of Directors on the last day of each June, September, December and March, commencing June 30, 2001. If the Company obtains Shareholder Approval (as defined below) at the Company's Annual Meeting and all the then outstanding shares of Series B Preferred Stock are exchanged for shares of Series A Preferred Stock (See "Exchange of Series B Preferred Stock" below), the Series B Preferred Stock dividend rate, as to the then outstanding shares of Series B Preferred Stock only, will be reduced retroactively to April 19, 2001 from 12.00% to 6.75%. For purposes of the Certificate of Designations, "Shareholder Approval" means approval by the holders of a majority of the Common Stock, voting as a class, and a majority of the votes cast by the Company's stockholders entitled to vote on the matter voting together, of an amendment to the Company's Certificate of Incorporation increasing the authorized shares of Common Stock so as to permit reservation of a sufficient number of shares of Common Stock to permit the issuance of additional shares of Series A Preferred Stock and underlying Common Stock and the conversion into Common Stock of all shares of Series A Preferred Stock and to permit the exchange of shares of Series B Preferred Stock for Series A Preferred Stock as contemplated by the Certificate of Designations. APPROVAL OF THE AMENDMENT WILL CONSTITUTE "SHAREHOLDER APPROVAL" FOR PURPOSES OF THE CERTIFICATE OF DESIGNATIONS AND THE INVESTMENT AGREEMENT AND WILL RESULT IN THE REDUCTION OF THE DIVIDEND RATE ON THE SERIES B PREFERRED STOCK AS DESCRIBED BELOW.

    During the PIK Period, the Company must pay dividends on the Series B Preferred Stock with additional shares of Series B Preferred Stock. Between April 20, 2004 and April 19, 2006, the Company may pay dividends on Series B Preferred Stock in either additional shares of Series B Preferred Stock or cash, at the Company's option. After April 19, 2006, dividends on the Series B Preferred Stock shall be paid in cash unless prohibited by the Indentures, in which case the Company may pay such dividends in additional shares of Series B Preferred Stock.

    If a Change of Control of the Company occurs prior to April 19, 2006, the holders of Series B Preferred Stock are entitled to a special dividend of additional shares of Series B Preferred Stock equal to the dividends that they would have received through April 19, 2006 assuming compounding, less regular dividends received through such date (the "Series B No-Call Period Dividend"). To the extent shares of Series B Preferred Stock remain outstanding after the Change in Control, no regular dividends will be paid in such shares for the period commencing on the closing date of the transaction resulting in a Change of Control and extending through April 19, 2006.

    If the Company gives notice that it is redeeming the Preferred Stock, it must pay the holders of Series B Preferred Stock a special dividend of additional shares of Series B Preferred Stock in an amount equal to (i) the quotient of (x) the difference (if positive) between the average closing price of the Common Stock for the 20 trading days preceding determination and the Conversion Price (as defined below), divided by (y) the Conversion Price, less
(ii) the amount of any dividends paid upon a Change of Control described below in this paragraph or those payable pursuant to the provisions described in the next paragraph. Additionally, the Company must pay the holders of Series B Preferred Stock a special dividend of additional
Series B Preferred Stock upon the occurrence of a Change of Control in a number of shares equal to (i) the quotient of (x) the difference (if positive) between the value per share of the consideration received by the holders of Common Stock as a result of the Change of Control and the Conversion Price, divided by
(y) the Conversion Price, less (ii) the amount of any dividends paid through the date of such event pursuant to the provisions described in the next paragraph.

    If the circumstances described in the next sentence exist, the holders of Series B Preferred Stock are also entitled to a special dividend of additional Series B Preferred Stock at any time after October 19, 2002, upon a sale of Series A Preferred Stock or the Common Stock into which Series A Preferred Stock were converted, equal to the product of (i) the percentage of such shares sold in such transaction, multiplied by (ii) the quotient of (x) the difference (if positive) between the sales price of the Series A Preferred Stock or Common Stock on an "as converted" basis and the Conversion Price, divided by (y) the Conversion Price. In order for a holder of Series B Preferred Stock to qualify for this special dividend, the following criteria must be met: (1) the sale must be the initial sale of the Series A Preferred Stock to a purchaser that is not an Apollo affiliate, (2) the seller must be a holder of both Series A Preferred Stock and Series B Preferred Stock at the time of the sale, and (3) the holder of the Series B Preferred Stock must also own shares of Series A Preferred Stock.

    The Company also must pay the holders of Series B Preferred Stock a special dividend of additional shares of Series B Preferred Stock on April 19, 2011, in an amount equal to the quotient of (i) the difference (if positive) between the average closing price of the Common Stock for the 20 trading days preceding determination and the Conversion Price, divided by (ii) the Conversion Price.

    If dividends in cash (or notes of the Company) are paid on the Common Stock in any fiscal period, the holders of Series B Preferred Stock are entitled to receive dividends in cash (or notes of the Company) on an "as converted" basis to the extent such dividends are greater than the Series B Preferred Stock dividends otherwise payable in such fiscal period.

    CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK. Each share of Series A Preferred Stock is convertible at any time into shares of the Company's Common Stock at a conversion price of $7.15 per Common Stock share, subject to antidilution adjustment (as adjusted, the "Conversion Price"), with each share of Series A Preferred Stock having a value equal to the Series A Liquidation Preference. The Conversion Price and conversion rate are adjustable in connection with any reclassifications, reorganizations, consolidations, mergers, stock dividends, stock splits, combinations or similar transactions.

    Holders of Series A Preferred Stock may convert their shares into Common Stock at any time. However, a Standstill Agreement dated April 19, 2001 (the "Standstill Agreement") between the Company and the Initial Apollo Purchasers restricts the ability of the Apollo Purchasers to exercise Series A Preferred Stock conversion rights until April 19, 2006. See "Standstill Agreement" below.

    EXCHANGE OF SERIES B PREFERRED STOCK FOR SERIES A PREFERRED STOCK. If Shareholder Approval is received, each share of Series B Preferred Stock will automatically be exchanged for a share of Series A Preferred Stock so long as each exchange will not result in a "change in control" under the Indentures. Immediately before each exchange, the Company will pay holders of Series B Preferred Stock all accrued and unpaid dividends. If the exchange of all outstanding shares of Series B Preferred Stock would result in a "change in control" under the Indentures, only such number of shares as would not result in a "change of control" will be exchanged and the remaining shares will be exchanged as soon as and to the extent that such exchange would not result in a "change of control."

    HOLDER'S OPTIONAL REDEMPTION. The Company must redeem Series A Preferred Stock at the option of a holder at any time after April 19, 2011 for cash or Common Stock, at the Company's option, at a price equal to the Series A Liquidation Preference (see "Liquidation Preference" below), subject to a maximum redemption price of $130,035,684.35, or 18,186,809 shares of Common Stock, in the event that Shareholder Approval is not obtained. If the Company elects to use shares of Common Stock in such redemption, the Common Stock will be valued based upon the average closing price for the 20 trading days prior to determination, or if not traded, by a nationally recognized investment bank, but in any event the Common Stock may not be valued at less than the Conversion Price then in effect and, if Shareholder Approval is not obtained, may not be less than $7.15 per share.

    COMPANY'S OPTIONAL REDEMPTION. The Company may redeem the Preferred Stock in whole and not in part at any time after April 19, 2006 for cash equal to the Liquidation Preference (see "Liquidation Preference" below), provided that the average Common Stock closing price for the 20 trading days preceding the delivery by the Company of the notice of redemption exceeds 150% of the Conversion Price. The Preferred Stock may also be redeemed in whole and not in part by the Company at the Company's option upon a Change of Control for cash equal to the Liquidation Preference; provided, that if the Change of Control occurs prior to April 19, 2006, the Company must first pay the Series A No-Call Period Dividend and Series B No-Call Period Dividend. In any event, the Preferred Stock remains convertible and exchangeable until the redemption price is paid by the Company. There is no sinking fund for the Preferred Stock.

    MERGERS; REORGANIZATIONS. If a merger, reorganization or other event occurs that results in Common Stock being changed into securities of another entity or exchanged for assets from another entity (a "Reorganization Event"), such Reorganization Event must be structured so that holders of Series B Preferred Stock may elect to receive the same consideration as such holders would have been entitled to receive had such Series B Preferred Stock been exchanged for Series A Preferred Stock and such Series A Preferred Stock had in turn been converted into Common Stock. Provision must be made so that the terms of the Certificate of Designations shall be applicable, as nearly as may be, in relation to any securities or other assets thereafter deliverable upon exchange of the Series B Preferred Stock. The successor of such Reorganization Event (if other than the Company) must assume all liabilities of the Company under the Certificate of Designations with respect to Series B Preferred Stock and no Reorganization Event may occur in which the Company (as opposed to another party) must pay cash to holders of Series B Preferred Stock.

    VOTING RIGHTS. Upon transfer of Series A Preferred Stock shares to a transferee that is not an affiliate of an Apollo Purchaser, consistent with the Standstill Agreement, the transferee holder of Series A Preferred Stock is entitled to vote on an as-converted basis with the holders of Common Stock and Class B Stock on all matters except the election of directors and any matter reserved by law or the Company's Certificate of Incorporation for consideration exclusively by the holders of Common Stock or Class B Stock. Holders of the Series A Preferred Stock also have the right to vote as a class on the creation, authorization or issuance of any class, series or shares of senior stock, parity stock or junior stock (if the junior stock may be redeemed at the option of the holders thereof prior to April 19, 2011) and on any adverse change to the preferences, rights and powers of the Preferred Stock. The Apollo Purchasers also have certain Preferred Stock Approval Rights which are set forth in the Investment Agreement (see "Investment Agreement - Apollo Approval Rights" below).

    So long as the Apollo Purchasers continue to hold Preferred Stock Approval Rights (see "Apollo Approval Rights" below), the Apollo Purchasers will have the right to elect three directors to the Company's Board of Directors. In the Investment Agreement, the Apollo Purchasers have agreed that so long as they hold shares of Preferred Stock and the Apollo Purchasers have Preferred Stock Approval Rights, Apollo Investment Fund IV, L.P. and Apollo Investment Fund V, L.P. shall be entitled to elect two of the three directors, with each being entitled to elect one of the two so long as it holds Preferred Shares. The third director is to be elected collectively by all Apollo Purchasers.

    If an Event of Default (as defined below) occurs and is not cured or waived within 45 days, then the holders of the Preferred Stock have the right to elect that number of directors of the Company that, when added to those directors already elected by the holders of Preferred Stock, constitute a majority of the Board of Directors. An "Event of Default" is defined as (i) an event of default under the Company's senior credit facility, the Indentures or any other Company indebtedness in excess of $10 million, (ii) the Company's failure to pay cash dividends on the Preferred Stock when required under the terms thereof, or
(iii) the Company's violation of the provisions of the Investment Agreement prohibiting certain actions without Apollo's approval (see "Apollo Approval Rights" below).

    LIQUIDATION PREFERENCE. Upon liquidation, the Series A Preferred Stock is entitled to receive an amount (the "Series A Liquidation Payment") equal to the greater of (i) $1,000 per share plus all accrued and unpaid dividends as of the date of payment (the "Series A Liquidation Preference") and (ii) such amount per share of Series A Preferred Stock as would have been payable had each share been converted into Common Stock immediately prior to the event requiring the payment of such liquidation preference. Upon liquidation, the Series B Preferred Stock is entitled to receive an amount (the "Series B Liquidation Payment, and together with the Series A Liquidation Payment, the "Liquidation Payment") equal to the greater of (i) $1,000 plus all accrued and unpaid dividends as of the date of payment (the "Series B Liquidation Preference, and together with the Series A Liquidation Preference, the "Liquidation Preference") and (ii) such amount per share of Series B Preferred Stock as would have been payable had each share first been exchanged for Series A Preferred Stock (assuming that all conditions to conversion had occurred) and then such shares of Series A Preferred Stock were in turn converted into Common Stock immediately prior to the event requiring the payment of such liquidation preference. The Liquidation Preference shall be adjusted for any stock split, reverse stock split, stock combination, reclassification or pursuant to any other adjustment with respect to the Series A Preferred Stock or Series B Preferred Stock, as the case may be. In the event of a liquidation, the Liquidation Payment must be made to holders of Preferred Stock before any payment or distribution may be made to holders of Common Stock or Class B Stock. A liquidation means any liquidation, winding up or dissolution of the Company.

    PREEMPTIVE RIGHTS. Holders of Preferred Stock have no preemptive rights. However, under the Investment Agreement, as long as the Apollo Purchasers beneficially own shares of Preferred Stock representing more than 50% of the Preferred Stock issued pursuant to the Investment Agreement (less shares sold on July 3, 2001 to the Sandler Funds), the Company generally may not issue additional stock of any class without the approval of Apollo.

  INVESTMENT AGREEMENT

    The sale of the Preferred Stock occurred pursuant to the Investment Agreement. The Investment Agreement grants certain rights and imposes certain obligations on the Apollo Purchasers. The material rights and obligations are summarized below.

    APOLLO APPROVAL RIGHTS. The Investment Agreement contains provisions which prohibit the Company from taking certain corporate actions without the prior approval of the Apollo Purchasers. We refer to these rights as "Preferred Stock Approval Rights". Under the Investment Agreement, the Preferred Stock Approval Rights are effective until the Apollo Purchasers and their affiliates cease to own at least 50% of the total number of shares of Preferred Stock issued in the transaction (less shares re-sold on July 3, 2001 to the Sandler Funds), or until Apollo is terminated as the investment manager or removed as the general partner of the Apollo Purchasers and not replaced by another Apollo affiliate. The Preferred Stock Approval Rights are not transferable by Apollo.

    Subject to certain exceptions, the Preferred Stock Approval Rights require the Apollo Purchasers' consent for the Company and its subsidiaries to take any of the following actions:

    - amend its Restated and Amended Certificate of Incorporation or Bylaws;

    - create, authorize or issue any class, series or shares of capital stock;

    - purchase, redeem, or repurchase any shares of the Company's capital stock or any options, warrants or other rights to acquire the Company's capital stock;

    - pay any dividend or declare any distribution on any shares of stock;

    - redeem, prepay, defease or repurchase any indebtedness of the Company, other than scheduled or ordinary course repayments of indebtedness;

    - merge, consolidate or consummate a similar transaction involving the Company;

    - incur debt or amend or alter the material terms of any existing or future material senior debt;

    - voluntarily initiate any liquidation or dissolution or winding up of the Company, file for bankruptcy or take any similar action;

    - enter into certain affiliate transactions;

    - increase or decrease the size of the Board of Directors of the Company; or

    - acquire or dispose of any material business or assets.

    BOARD COMMITTEES. The Investment Agreement also provides that, so long as the Apollo Purchasers possess the Preferred Stock Approval Rights described above, and subject to the provisions of applicable law and fiduciary duties of members of the Board of Directors, one of the directors elected to the Company's Board of Directors by the Apollo Purchasers will be a member of each of the committees of the Board of Directors, including the Nominating Committee. See "ELECTION OF DIRECTORS - Directors' Meetings and Committees" for a description of each of the committees that have been established by the Board of Directors.

    LIMITATION ON RIGHT TO CONVERT SERIES A PREFERRED STOCK OR TRANSFER
SERIES B PREFERRED STOCK. Pursuant to the Investment Agreement, the Apollo Purchasers have agreed not to convert any shares of Series A Preferred Stock into Common Stock prior to April 19, 2006, except in connection with a disposition of such shares to a purchaser that is not a member of the Apollo Group or an affiliate thereof. Further, the Apollo Purchasers have agreed that, without the consent of the Company, they will not transfer any shares of Series B Preferred Stock to any non-affiliate until after October 19, 2002.

    OTHER AGREEMENTS. The Investment Agreement also contains a number of other agreements between the Company and Apollo. The Company and the Board have agreed, among other things, to seek Shareholder Approval of the proposed Amendment at the Annual Meeting, and to continue to seek Shareholder Approval at every annual and special stockholder meeting until Shareholder Approval is obtained. The Company has also agreed that a supermajority vote of the Board of Directors shall be required to approve amendments to the Company's credit facility, capital expenditures or employment arrangements with executive officers. The Company has also agreed to customary indemnification provisions for Apollo with respect to the Investment Agreement.

  STANDSTILL AGREEMENT

    As a condition to selling the Preferred Stock to the Initial Apollo Purchasers, the Company required that the Initial Apollo Purchasers and Apollo enter into a standstill agreement (the "Standstill Agreement"), which imposes additional restrictions on the ability of Apollo and certain related parties to acquire or dispose of the Company's securities.

    Between April 19, 2001 and April 19, 2006 (the "Standstill Period"), the Standstill Agreement restricts the ability of Apollo, the Apollo Purchasers and certain related parties from taking certain actions unless requested by a majority of the members of the Board of Directors elected by the holders of the Company's Common Stock. During that period, and with certain exceptions, the restricted parties may not, among other things:

    - acquire any of the Company's securities (other than debt securities, shares acquired from the Durwood Voting Trust (not to exceed 500,000, unless the Standstill Agreement would otherwise be terminated and the Independent Directors have approved the sale), and shares acquired in accordance with the Standstill Agreement after an acquisition by a third person giving such person beneficial ownership of shares having more than 15% of the combined voting power of the Common Stock, Class B Stock and any other securities entitled to vote generally in the election of directors);

    - propose or take substantial steps to effect a merger or similar transaction involving the Company;

    - seek election to, or removal of, the Company's Board of Directors;

    - solicit proxies or otherwise become a participant in any election contest or solicit shareholders for approval of a Company shareholder proposal;

    - participate in a "group" with respect to any voting securities, deposit voting securities in a voting trust, or agree to limit Apollo's discretion with respect to Preferred Stock Approval Rights; or

    - otherwise act to circumvent any of the restrictions described above.

    After the Standstill Period (or earlier, if a third party acquires beneficial ownership of shares representing more than 15% of the voting power of the Company's outstanding Common Stock and Class B Shares), Apollo and its restricted affiliates may acquire the Company's voting securities only in a tender offer made to all holders of Common Stock that is accepted by holders of a majority of the Common Stock not owned by Apollo or its affiliates. In addition, Apollo may propose a merger or similar transaction involving the Company only if such transaction is contingent upon approval by the holders of a majority of the Common Stock not owned by Apollo or its affiliates. "Voting power" means the aggregate votes represented by Common Stock, Class B Stock and other securities then entitled to vote generally in the election of directors.

    The Standstill Agreement also restricts the ability of Apollo and the Apollo Purchasers to transfer voting securities of the Company to third parties. Among other things, Apollo and the

Apollo Purchasers have agreed not to transfer voting securities to any third party if, after giving effect to the transfer, the party would own securities representing more than 15% of the total voting power of the Company's voting stock, unless the Board of Directors first approves the transaction and such third party agrees to be bound by a similar standstill agreement. For this purpose "total voting power" means the aggregate votes represented by all outstanding securities of the Company including, with respect to Preferred Stock, the number of votes accorded to underlying Common Stock into which such Preferred Stock would be convertible (including Common Stock which would be issuable upon conversion of Series A Preferred Stock issued upon exchange of Series B Preferred Stock).

    In addition, pursuant to the Standstill Agreement, the Apollo Purchasers have also agreed not to convert any Series A Preferred Stock shares into Common Stock except in connection with a disposition to a third party made in compliance with the restrictions described above. In addition, if Apollo, the Apollo Purchasers or certain related parties acquire any shares of Class B Stock, such persons may not sell those shares to an unaffiliated third party unless those shares are first converted into shares of Common Stock.

    The Standstill Agreement will terminate upon the earliest to occur of
(1) April 19, 2011, (2) the date any person (other than Apollo, certain Apollo affiliates or a person approved by the Company's Board of Directors) acquires or enters into an agreement to acquire shares of Class B Stock or Common Stock if, after giving effect to such acquisition, such person owns beneficially Common Stock, Class B Stock and Preferred Stock having more than 20% of the voting power of the Company, unless such person has become bound by the terms of the Standstill Agreement, or (3) the Company's termination of the Standstill Agreement with the approval of a majority of the independent directors elected by the holders of the Company's Common Stock.

  REGISTRATION RIGHTS AGREEMENT

    The Company entered into a Registration Rights Agreement dated April 19, 2001 with the Initial Apollo Purchasers in connection with the Investment Agreement. Under the Registration Rights Agreement, the Company granted certain demand and piggyback registration rights with respect to the Preferred Stock and any shares of Common Stock held by the Apollo Purchasers or any transferee at any time.

STOCKHOLDER VOTE REQUIRED

    Section 242(b) of the Delaware General Corporation Law, as well as the Certificate of Designations and the Investment Agreement, requires that the Amendment be approved by (i) the holders of a majority of the Common Stock, voting separately as a class, and (ii) a majority of the votes cast by holders of the Company's Common Stock, Class B Stock and Series A Preferred Stock (who are not affiliated with the Apollo Purchasers and who may vote their Series A Preferred Stock on an "as converted" to Common Stock basis under the Certificate of Designations), voting together as a single class.

    THE SALE OF THE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK TO THE INITIAL APOLLO PURCHASERS PURSUANT TO THE INVESTMENT AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT WERE APPROVED BY THE COMPANY'S BOARD OF DIRECTORS PRIOR TO THE CONSUMMATION OF THE TRANSACTION. NO STOCKHOLDER APPROVAL WAS REQUIRED FOR THE TRANSACTION UNDER THE DELAWARE GENERAL CORPORATION LAW OR THE COMPANY'S ORGANIZATIONAL DOCUMENTS. REGARDLESS OF WHETHER THE STOCKHOLDERS APPROVE THE AMENDMENT, THE TRANSACTION HAS BEEN CONSUMMATED AND THE PREFERRED STOCK HAS BEEN

ISSUED TO THE INITIAL APOLLO PURCHASERS. THE COMPANY IS SEEKING STOCKHOLDER APPROVAL FOR A NUMBER OF OTHER REASONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING IN ORDER TO SATISFY THE SHAREHOLDER APPROVAL REQUIREMENT DESCRIBED BELOW UNDER "TERMS OF THE APOLLO TRANSACTION - TERMS OF PREFERRED
STOCK - DIVIDENDS - SERIES B PREFERRED STOCK."

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S RESTATED AND AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 45,000,000 TO 200,000,000.

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending March 28, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, and if present, will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 28, 2002.

4.  OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matters.

    Stockholders who wish to present proposals for action at the Annual Meeting of Stockholders to be held in 2002 should submit their proposals to the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Company no later than April 10, 2002 for consideration for inclusion in the next year's Proxy Statement and proxy. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders, unless the Company receives written notice at such address of such matters on or before June 25, 2002.

HOUSEHOLDING

    Only one copy of the Company's Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. This procedure is referred to as "householding." In addition, the Company has been notified that certain intermediaries, i.e. brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to the Director of Investor Relations, AMC Entertainment Inc. P.O. Box 219615, Kansas City, Missouri 64121-9615 or call (816-221-4060 ext. 260). You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company's Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

DOCUMENTS INCORPORATED BY REFERENCE

    The following information is incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001: Item 8 ("Financial Statements and Supplementary Data"); Item 7 ("Management's Discussion and Analysis of Financial Condition and Results of Operations"); Item 9 ("Changes in and Disagreements with Accountants on Accounting and Financial Disclosure"); and Item 7A ("Quantitative and Qualitative Disclosures about Market Risk").

    All information updating the foregoing information included in any document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Proxy Statement and prior to the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such document.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement except as so modified or superseded.

                                          By order of the Board of Directors

                                                /s/ Nancy L. Gallagher

                                                  Nancy L. Gallagher
                                             Vice President and Secretary

REQUESTS FOR ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 2001 WILL BE SENT TO STOCKHOLDERS WITHIN ONE BUSINESS DAY OF RECEIPT OF WRITTEN OR ORAL REQUEST WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE DIRECTOR OF INVESTOR RELATIONS, AMC ENTERTAINMENT INC., P.O. BOX 219615, KANSAS CITY, MISSOURI 64121-9615 (TELEPHONE 816-221-4060 EXT. 260).

                                                                      APPENDIX A

                                   CHARTER OF
                             AMC ENTERTAINMENT INC.
                                (THE "COMPANY")
                                AUDIT COMMITTEE

               Adopted by the Board of Directors on May 25, 2000
                            and made effective as of
                                  May 25, 2000

    The Board of Directors of the Company has established an Audit Committee (the "Committee"). The following charter shall govern the purpose, organization, membership, authority and duties of the Committee.

1.  PURPOSE.

    The principal purpose of the Committee is to review the process involved in the preparation of the Company's annual audited financial statements.(1) In this regard and as more fully set forth herein, the Committee

    * recommends to the Board of Directors the firm of independent public accountants to serve as Independent Auditor;

    * meets with the Independent Auditor and management to review matters relating to financial reporting and accounting procedures and policies, the adequacy of internal controls and the scope of the audit performed by the Independent Auditor;

    * reviews the results of the audit;

    * submits any recommendations it may have from time to time to the Board of Directors with respect to financial reporting and accounting procedures and policies, internal controls and other matters that may come to its attention.

    The Committee is also charged with the responsibility of reviewing material transactions with related parties and with certain responsibilities under the Company's Compliance Plan.

-------------------
(1) It is not the purpose or the responsibility of the Committee to audit those financials or to review them to determine whether they are accurate or complete or whether they have been prepared in accordance with generally accepted accounting principles. Although it is expected that members of the Committee will read the annual audited financial statements in order to form a basis for its recommendation as to whether they should be included in the Company's Annual Report on Form 10-K, it is understood that the recommendation of the Committee essentially will reflect the Committee's confidence in their assessment of the process involved in the preparation and audit of those statements. Although Committee members will also be familiar with interim quarterly financial statements after they have been published, it is not contemplated that the Committee has any responsibility for any regular review of those statements prior to their publication other than its responsibilities relating to the selection of the auditor that will conduct the quarterly review of those statements.

2.  ORGANIZATION OF COMMITTEE.

    a. NUMBER AND QUALIFICATIONS. The Committee shall be comprised of not less than three directors, each of whom shall (i) have no relationship to the Company, which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment and who shall also satisfy the independence requirements of Section 121 of the AMEX Company Guide ("Independent Directors and Audit Committee") and (ii) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    b. COMMITTEE CHAIRMAN. One of the members of the Committee shall be appointed Committee chairperson by the Board of Directors for such term as the Board may specify at the time of the appointment. The Committee Chairman shall have the responsibility of moderating and presiding over meetings of the Committee and shall have such other responsibilities as may be assigned by resolution of the Board or the Committee. If the Committee Chairman is not present, the members of the Committee may designate a chairman by majority vote of the Committee membership.

    c. RULES OF PROCEDURE. The Committee shall operate in accordance with such rules of procedure as it may from time to time establish.

3. AUTHORITY. The Committee shall have the authority necessary to enable it to carry out its responsibilities as set forth in this charter. All employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

4. RESPONSIBILITIES. Subject to the provisions of Section 1, to assist the Board with respect to the process involved in the Company's preparation of annual audited financial statements, the Committee shall have the following duties, together with such other duties and responsibilities as the Board may delegate by resolution to the Committee from time to time:

    a. MEETINGS. Hold meetings necessary to effectively carry out the responsibilities of the Committee.

    b. ANNUAL REVIEW OF AUDIT COMMITTEE CHARTER. The Committee shall annually review and assess the adequacy of this Charter and make recommendations to the Board necessary to provide for the continued adequacy of the Charter to achieve its stated purpose.

    c. PUBLICATION OF AUDIT COMMITTEE CHARTER. The Committee shall see that the Audit Committee Charter is included as an appendix to the Company's proxy statement for its annual meeting of stockholders, unless a copy has been included as an appendix to the Company's proxy statement within the past three fiscal years.

    d.  ANNUAL REVIEW OF INDEPENDENCE AND LITERACY OF AUDIT COMMITTEE
        MEMBERS. The Committee shall annually review and assess the independence and financial literacy of each Committee member and report its findings to the Board regarding such matters.

    e. SELECTION, EVALUATION AND REPLACEMENT OF INDEPENDENT AUDITOR. The Committee shall recommend to the Board, annually, for its approval or recommendation to stockholders for their approval, the appointment of a firm of independent public accountants as the Company's Independent Auditor to audit and report on the Company's annual financial statements that are required to be filed with the Securities and Exchange Commission on Form 10-K and to review the Company's quarterly financial statements that are required to be filed with the Securities and Exchange Commission on Form 10-Q. The Committee shall also be responsible for annually evaluating the performance of the Independent Auditor and, if deemed appropriate, to recommend a replacement of the Independent Auditor.

    f. REVIEW OF CERTAIN ITEMS WITH REPRESENTATIVES OF THE INDEPENDENT AUDITOR. The Committee shall review and discuss, annually and at such other times as may be appropriate(2), with the Independent Auditor the following matters and shall take such actions with respect to the results of such reviews and discussions, including the making of recommendations to the Board, as may be appropriate and consistent with the duties of the Committee:

         (1) The plan for and scope of the annual audit of the Company's financial statements.

         (2) The fees proposed by the Company's Independent Auditor for its services.

         (3) The written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), as may be modified or supplemented. The review shall include an active dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor. The Committee shall also be responsible for taking or recommending that the Board of Directors take appropriate action in response to the Independent Auditor's report to satisfy itself of the Independent Auditor's independence.

         (4) The matters required to be discussed with the Independent Auditor by SAS 61 (Codification of Statements on Auditing Standards, AU
             380), as may be modified or supplemented, including the Independent Auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.(3)

         (5) The results of the annual audit.

         (6) Any management letter provided by the Independent Auditor and the Company's response to the letter; any recommendations of the Independent Auditor with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, and procedures.

-------------------
(2) The Committee Chairman may represent the Committee for purposes of any matter required to be discussed with the Independent Auditor in connection with quarterly financial results.
(3) Other matters include, if applicable, selection of new or changes in significant accounting polices or their application, methods used to account for significant unusual transactions, management judgments and accounting estimates, disagreements with management and difficulties encountered in the course of the work of the Independent Auditor, including any restrictions on the scope of activities or access to information.

         (7) Assurances provided by the Independent Auditor with respect to the compliance of the audit with the requirements of Section 15 U.S.C.
             Section 78j-1(a) of the Securities Exchange Act of 1934 relating to the detection of certain illegal acts, the identification of certain related party transactions and an evaluation of the Company's ability to continue as a going concern.

         (8) The manner in which the persons performing the Company's internal audit function work in connection with the Independent Auditor, including management's responses to recommendations made and plans for future audit coverage.

    g.  REVIEW AND DISCUSSIONS WITH MANAGEMENT.

         (1) Review and discuss the audited financial statements with management and with persons performing the Company's internal audit function prior to filing or distribution.

         (2) Also, when necessary or appropriate, discuss with management the items reviewed with the Independent Auditor under paragraph (f) of this Section 4.

    h. RECOMMENDATION REGARDING INCLUSION OF AUDITED FINANCIAL STATEMENTS IN ANNUAL REPORT. Based on the review and discussions referred to in paragraphs (f) and (g)(1) of this Section 4, provide a recommendation to the Board of Directors as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year in question.

    i.   INTERNAL AUDIT AND LEGAL MATTERS.

         (1) Review the appointment, performance, plan and replacement of persons performing the internal auditor function.

         (2) Review significant reports prepared by internal auditors together with management's responses and follow up to these reports.

         (3) At least annually, review with legal counsel legal matters that could significantly impact the Company's financial statements.

    j. OTHER RECOMMENDATIONS DEEMED APPROPRIATE. Submit to the Board of Directors any recommendation the Audit Committee may have from time to time relating to financial reporting and accounting practices and other matters that come to its attention.

    k. ANNUAL AUDIT COMMITTEE REPORT. Publish a report in the annual proxy statement of the Company over the printed signatures of each member of the Audit Committee which shall state whether it has performed the duties set forth in Sections 4.f.(3), 4.f.(4), 4.f.(5), 4.g(1) and 4.h above.

    l. REPORTS TO THE AMEX. The Committee will confirm that approximately once each year the Company has provided to the AMEX written confirmation required by AMEX Rule 121.B.(a) and (b) relating to the composition of the Audit Committee and review of the Audit Committee Charter.

    m. RELATED PARTY TRANSACTIONS. Review and approve any material transaction between the Company and any of its subsidiaries and related parties to such companies.

    n. COMPLIANCE PLAN. Review reports of the compliance director under and monitor performance of personnel assigned to the Company's Compliance Plan, impose appropriate discipline on directors and executive officers for violations of the Company's Compliance Plan and direct the compliance director to make referrals to appropriate law enforcement officials of violations of law.

5. COMPENSATION OF COMMITTEE. The Committee shall be compensated in accordance with the compensation policy that has been established for other committees of the Board.

                                                                      APPENDIX B

April 19, 2001
The Board of Directors
AMC Entertainment Inc.
106 West 14th Street
P.O. Box 419615
Kansas City, MO 64105

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to AMC Entertainment Inc. (the "Company") of the consideration to be received by the Company in connection with the proposed issuance of 92,000 shares of the Company's Series A convertible preferred stock, liquidation preference $1,000 per share (the "Series A Preferred"), and 158,000 shares of the Company's Series B exchangeable preferred stock, liquidation preference $1,000 per share (the "Series B Preferred and, together with the Series A Preferred, the "Preferred Stock"), for an aggregate purchase price of $250,000,000 (less a fee of $8,750,000) to Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P. and Apollo Overseas Partners V, L.P. (collectively, the "Purchasers") pursuant to the Investment Agreement (the "Investment Agreement") among the Company, the Purchasers, Apollo Management IV, L.P. and Apollo Management V, L.P. dated
April 19, 2001 (the "Transaction").

    The Series A Preferred shall (i) be convertible at the option of the holder into shares of common stock, par value 66 2/3 cents per share, of the Company (the "Company Common Stock") at a price of $7.15 per share of Company Common Stock, subject to adjustments (as adjusted from time to time, the "Conversion Price"), (ii) be redeemable five years and six months following the date of closing of the Transaction (the "Closing Date") at the option of the Company if the Company Common Stock is trading at or above 150% of the then Conversion Price or upon a Change of Control (as such term is defined in the certificate of designations of the Series A Preferred and the Series B Preferred (the "Certificate of Designations")), (iii) be redeemable after the tenth anniversary of the Closing Date at the option of the holder for cash or shares of Company Common Stock, at the Company's option, and (iv) entitle the holder to a quarterly dividend of 6.75% per annum paid (A) in kind for the period from the Closing Date to the third anniversary thereof, (B) either in kind or in cash, at the option of the Company, for the period commencing on the third anniversary and ending on the seventh anniversary of the Closing Date and (C) in cash after the seventh anniversary of the Closing Date. The dividends on the Series A Preferred will be subject to the following special adjustment: if a Change of Control occurs prior to the fifth anniversary of the Closing Date, each share of Series A Preferred will receive a special dividend, paid in kind, with a liquidation preference equal in amount to the additional dividends that would have been received in respect of such share (assuming full compounding of dividends) had such share been outstanding from the date of such Change of Control through the fifth anniversary of the Closing Date. Under certain circumstances, "paid in kind" dividend on the Series A Preferred may be paid in the form of Series B Preferred.

    The Series B Preferred shall (i) automatically be exchanged for Series A Preferred upon the receipt by the Company of stockholder approval to allow for the issuance of additional shares of Company Common Stock (the "Shareholder Approval") unless such exchange would result in a

"change of control" under the Company's outstanding senior subordinated notes,
(ii) be redeemable after the five years and six months following the Closing Date at the option of the Company if the Company Common Stock is trading at or above 150% of the then Conversion Price and (iii) entitle the holder to a quarterly dividend of 12% per annum paid (A) in kind for the period from the Closing Date to the third anniversary thereof, (B) either in kind or in cash, at the option of the Company, for the period commencing on the third anniversary and ending on the fifth anniversary of the Closing Date and (C) in cash at any time after the fifth anniversary of the Closing Date. The dividends on the Series B Preferred will be subject to the following special adjustments: (i) if Shareholder Approval is obtained and all the shares of Series B Preferred are exchanged for Series A Preferred within 270 days of the Closing Date, the dividend rate on the Series B Preferred shall be reduced, retroactively to the Closing Date, from 12% to 6.75%; (ii) if a Change of Control occurs prior to the fifth anniversary of the Closing Date, each share of Series B Preferred will receive a special dividend, paid in kind, with a liquidation preference equal in amount to the additional dividends that would have been received in respect of such share (assuming full compounding of dividends) had such share been outstanding from the date of such Change of Control through the fifth anniversary of the Closing Date; (iii) upon the redemption of the Series B Preferred, each Share of Series B Preferred will receive a special dividend, paid in kind, in shares in an amount equal to (A) the quotient of (x) the difference (if positive) between the then market price per share of Company Common Stock and the Conversion Price then in effect divided by (y) the Conversion Price then in effect (the amount calculated in this clause (A) being the "Conversion Adjustment Amount") minus (B) any dividend previously paid with respect to such share of Series B Preferred under clause (vi) below (the Conversion Adjustment Amount minus the amount calculated in accordance with this clause (B) being the "Reduced Conversion Adjustment Amount") minus (C) any dividend previously paid with respect to such share of Series B Preferred pursuant to clause (v) below; (iv) on the tenth anniversary of the Closing Date, each share of Series B Preferred will receive a special dividend, paid in kind, in shares in an amount equal to the Conversion Adjustment Amount; (v) upon a Change of Control, each share of Series B Preferred will receive a special dividend, paid in kind, in shares in an amount equal to the Reduced Conversion Adjustment Amount; and (vi) if at any time after 18 months following the Closing Date any Series A Preferred or Company Common Stock issued upon conversion of Series A Preferred (the "Conversion Stock") is sold by the holder thereof, each share of Series B Preferred will, subject to certain restrictions, receive a special dividend, paid in kind, in shares in an amount equal to the product of
(A) the percentage of Series A Preferred and/or Conversion Stock sold in such transaction (calculated in accordance with the Certificate of Designations) multiplied by (B) the quotient of (x) the difference, if positive, between the Effective Sale Price (as defined in the Certificate of Designations), in the case of a sale of shares of Series A Preferred, or the sale price per share, in the case of a sale of shares of Conversion Stock, and the Conversion Price then in effect divided by (y) the Conversion Price then in effect. No special dividend will be payable in respect of shares of Series B Preferred under clause (vi) of the immediately preceding sentence with respect to any sale of Series A Preferred Stock or Conversion Stock unless (i) such sale is the initial sale of the shares of Series A Preferred Stock or Conversion Stock to a party that is not a Purchaser or an affiliate of a Purchaser, (ii) the seller also owns Series B Preferred at the time of such sale and (iii) the holder of such shares of Series B Preferred also owned Series A Preferred at the time of such sale.

    If the Company pays dividends on the shares of Company Common Stock, holders of Series A Preferred and Series B Preferred will be entitled to participate in such dividends on an "as converted" or "as exchanged" basis, less any amounts otherwise payable as dividends on the Series A Preferred and Series B Preferred.

    In arriving at our opinion, we held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the businesses, operations and prospects of the Company. We have reviewed the Investment Agreement and drafts of the Bylaw Amendments, the Registration Rights Agreement and the Standstill Agreement (each as defined in the Investment Agreement) and the Certificate of Designations (collectively, the "Ancillary Documents").We have examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data for the Company which were provided or otherwise discussed with us by the management of the Company. We were advised by representatives of the Purchasers that they were unwilling to have their funds committed to the Transaction, if the transaction were subject to Shareholder Approval, for the time it would take to obtain Shareholder Approval. We were also advised by representatives of the 1992 Durwood, Inc. Voting Trust, the Stanley H. Durwood Foundation and the 1989 Stanley H. Durwood Trust (collectively, the "Durwood Trusts") that the Durwood Trusts would vote in favor of the Shareholder Approval and were not interested in selling a substantial portion of their shares of the Company's Class B Stock at or around prevailing market prices. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed that the definitive Ancillary Documents will not vary from the drafts attached to the Investment Agreement in any manner materially adverse to the Company.

    We are not expressing any opinion as to what the value of the Company Common Stock will be either before or after the consummation of the Transaction. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. Our opinion does not address the Company's underlying business decision to effect the Transaction. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services, which is payable upon consummation of the Transaction. In the ordinary course of business, we and our affiliates may hold or actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and affiliates of the Purchasers for which we have received customary compensation. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company and affiliates of the Purchasers in the ordinary course of their businesses.

    Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of the Company in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Shareholder Approval or any other matter relating to the Transaction. Our advisory services and the opinion expressed herein are not on behalf of, and are not intended to confer rights upon, any stockholder of the Company or any person other than the Board of Directors. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith
Barney Inc. be made, without our prior written consent.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by the Company in connection with the proposed issuance of the Preferred Stock is fair, from a financial point of view, to the Company.

                                          Very truly yours,
                                          /s/ Salomon Smith Barney Inc.
                                          Salomon Smith Barney Inc.

                                                                    COMMON STOCK

                               AMC ENTERTAINMENT INC.
               106 WEST 14TH STREET   KANSAS CITY, MISSOURI 64105
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Messrs. Peter C. Brown and Paul E. Vardeman, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 13, 2001 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

    1. Election of Directors:          FOR all nominees listed.           WITHHOLD AUTHORITY
                                       (EXCEPT AS MARKED TO THE           TO VOTE FOR ALL NOMINEES LISTED.
                                       CONTRARY) / /                      / /
    NOMINEES. Messrs. Paul E. Vardeman and W. Thomas Grant, II
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON
    THE SPACE PROVIDED BELOW.)

    -------------------------------------------------------------------------------------------------------
    2. PROPOSAL TO amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation
    to increase the number of authorized shares of Common Stock from 45,000,000 to 200,000,000.
                 FOR / /                          AGAINST / /                        ABSTAIN / /
    3. PROPOSAL TO ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the
    Company for the fiscal year ending March 28, 2002.
                 FOR / /                          AGAINST / /                        ABSTAIN / /
    4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED AND "FOR" PROPOSALS 2 AND 3.

                                                              Please date and sign exactly as name appears.
                                                              When shares are held by joint tenants, both
                                                              must sign. When signing as an attorney,
                                                              executor, administrator, trustee or guardian,
                                                              please give full title as such. If a
                                                              corporation, please sign in full corporate name
                                                              by President or other authorized officer. If a
                                                              partnership, please sign in partnership name by
                                                              authorized person.

                                                              Date ----------------------------------
                                                                                                       , 2001

                                                              Signature
                                                              -------------------------------

                                                              Signature (if held jointly)
                                                              -------------------

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                        SERIES A PREFERRED STOCK

                               AMC ENTERTAINMENT INC.
               106 WEST 14TH STREET   KANSAS CITY, MISSOURI 64105
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Messrs. Peter C. Brown and Paul E. Vardeman, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Series A Preferred Stock of AMC Entertainment Inc. which the undersigned is entitled to vote on an as converted basis at the Annual Meeting of Stockholders to be held on September 13, 2001 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

    1. PROPOSAL TO amend Article FOURTH of the Company's Restated and Amended Certificate of Incorporation
    to increase the number of authorized shares of Common Stock from 45,000,000 to 200,000,000.
                 FOR / /                          AGAINST / /                        ABSTAIN / /
    2. PROPOSAL TO ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the
    Company for the fiscal year ending March 28, 2002.
                 FOR / /                          AGAINST / /                        ABSTAIN / /
    3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS TO AMEND ARTICLE FOURTH AND TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                                                              Please date and sign exactly as name appears.
                                                              When shares are held by joint tenants, both
                                                              must sign. When signing as an attorney,
                                                              executor, administrator, trustee or guardian,
                                                              please give full title as such. If a
                                                              corporation, please sign in full corporate name
                                                              by President or other authorized officer. If a
                                                              partnership, please sign in partnership name by
                                                              authorized person.

                                                              Date ----------------------------------
                                                                                                       , 2001

                                                              Signature
                                                              -------------------------------

                                                              Signature (if held jointly)
                                                              -------------------

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.